                        MULTICURRENCY CREDIT AGREEMENT

                           dated as of July 31, 2000

                                     among

                                   APW LTD.,

                           APW NORTH AMERICA, INC.,

                           APW HOLDINGS DENMARK APS,

                        VARIOUS FINANCIAL INSTITUTIONS,

                                 BANK ONE, NA,
                             as Syndication Agent,

                           THE CHASE MANHATTAN BANK
                            as Documentation Agent,

                                      and

                    BANK OF AMERICA, NATIONAL ASSOCIATION,

                            as Administrative Agent



                                  Arranged by

                        Banc of America Securities LLC

                               TABLE OF CONTENTS

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                                                                           Page
                                                                           ----
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                                   ARTICLE I

                    CERTAIN DEFINITIONS AND INTERPRETATION

1.1   Defined Terms......................................................    1
1.2   Other Interpretive Provisions......................................   19
1.3   Accounting Principles..............................................   20
1.4   Currency Equivalents Generally.....................................   20
1.5   Euro...............................................................   21

                                   ARTICLE II

                                   THE CREDITS

2.1   Amounts and Terms of Commitments...................................   21
2.2   Loan Accounts......................................................   22
2.3   Procedure for Borrowing............................................   22
2.4   Conversion and Continuation Elections for Borrowings...............   23
2.5   Utilization of Revolving Commitments in Offshore Currencies........   26
2.6   Letters of Credit..................................................   27
2.7   Swing Line Loans...................................................   32
2.8   Voluntary Termination or Reduction of Commitments..................   33
2.9   Prepayments........................................................   34
2.10  Currency Exchange Fluctuations.....................................   34
2.11  Repayment..........................................................   35
2.12  Interest...........................................................   35
2.13  Fees...............................................................   36
2.14  Computation of Fees and Interest...................................   36
2.15  Payments by a Borrower.............................................   36
2.16  Payments by the Banks to the Administrative Agent..................   37
2.17  Sharing of Payments, Etc...........................................   38

                                  ARTICLE III

                                   GUARANTY

3.1   Obligations of APW-NA..............................................   39
3.2   Obligations of APW-Denmark.........................................   39
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                                      (i)

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                                  ARTICLE IV

                    TAXES, YIELD PROTECTION AND ILLEGALITY

4.1   Taxes..............................................................   39
4.2   Illegality.........................................................   40
4.3   Increased Costs and Reduction of Return............................   41
4.4   Funding Losses.....................................................   42
4.5   Inability to Determine Rates.......................................   42
4.6   Certificates of Banks..............................................   43
4.7   Substitution of Banks..............................................   43
4.8   Survival...........................................................   43

                                   ARTICLE V

                             CONDITIONS PRECEDENT

5.1   Conditions of Initial Loans or Letter of Credit....................   43
5.2   Conditions to All Borrowings and Letters of Credit.................   45

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

6.1   Organization, etc..................................................   46
6.2   Authorization; No Conflict.........................................   46
6.3   Validity and Binding Nature........................................   46
6.4   Financial Statements...............................................   46
6.5   No Material Adverse Effect.........................................   47
6.6   Litigation and Contingent Liabilities..............................   47
6.7   Liens..............................................................   47
6.8   Subsidiaries.......................................................   48
6.9   Pension and Welfare Plans..........................................   48
6.10  Regulated Industry.................................................   48
6.11  Regulations U and X................................................   48
6.12  Taxes..............................................................   48
6.13  Environmental and Safety Matters...................................   48
6.14  Compliance with Law................................................   49
6.15  Information........................................................   49
6.16  Ownership of Properties............................................   49
6.17  Patents, Trademarks, etc...........................................   49
6.18  Insurance..........................................................   50
6.19  Solvency...........................................................   50
6.20  Intercompany Debt..................................................   50
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                                      (ii)

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6.21  Applied Power Agreements...........................................   50
6.22  Parent Shareholders Equity.........................................   50

                                  ARTICLE VII

                                   COVENANTS

7.1   Reports, Certificates and Other Information........................   50
7.2   Books, Records and Inspections.....................................   52
7.3   Insurance..........................................................   52
7.4   Compliance with Law; Payment of Taxes and Liabilities..............   52
7.5   Maintenance of Existence, etc......................................   52
7.6   Financial Ratios and Restrictions..................................   52
7.7   Mergers, Consolidations and Purchases..............................   53
7.8   Commercial Paper Lines.............................................   54
7.9   Liens..............................................................   54
7.10  Use of Proceeds....................................................   55
7.11  Maintenance of Property............................................   55
7.12  Employee Benefit Plans.............................................   55
7.13  Business Activities................................................   55
7.14  Environmental Matters..............................................   55
7.15  Unconditional Purchase Obligations.................................   56
7.16  Inconsistent Agreements............................................   56
7.17  Transactions with Affiliates.......................................   56
7.18  The Parent's and Subsidiaries' Stock...............................   56
7.19  Negative Pledges; Subsidiary Payments..............................   56
7.20  Sales of Assets....................................................   57
7.21  Loans and Investments..............................................   57
7.22  Limitation on Debt.................................................   57
7.23  Restricted Payments................................................   58

                                 ARTICLE VIII

                      EVENTS OF DEFAULT AND THEIR EFFECT

8.1   Events of Default..................................................   58
8.2   Effect of Event of Default.........................................   60

                                  ARTICLE IX

                           THE ADMINISTRATIVE AGENT

9.1   Appointment and Authorization; Administrative Agent................   60
9.2   Delegation of Duties...............................................   61
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                                     (iii)
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9.3   Liability of Administrative Agent..................................   61
9.4   Reliance by Administrative Agent...................................   61
9.5   Notice of Default..................................................   62
9.6   Credit Decision....................................................   62
9.7   Indemnification of Administrative Agent............................   62
9.8   Bank of America in Individual Capacity.............................   63
9.9   Successor Administrative Agent.....................................   63
9.10  Withholding Tax....................................................   64
9.11  Syndication Agent..................................................   65

                                   ARTICLE X

                                 MISCELLANEOUS

10.1  Amendments and Waivers.............................................   65
10.2  Notices............................................................   66
10.3  No Waiver; Cumulative Remedies.....................................   67
10.4  Costs and Expenses.................................................   67
10.5  Borrower Indemnification...........................................   68
10.6  Payments Set Aside.................................................   68
10.7  Successors and Assigns.............................................   68
10.8  Assignments, Participations, etc...................................   68
10.9  Confidentiality....................................................   70
10.10 Set-off............................................................   70
10.11 Notification of Addresses, Lending Offices, Etc....................   71
10.12 Counterparts.......................................................   71
10.13 Severability.......................................................   71
10.14 No Third Parties Benefited.........................................   71
10.15 Governing Law and Jurisdiction.....................................   71
10.16 Waiver of Jury Trial...............................................   72
10.17 Judgment...........................................................   72
10.18 Entire Agreement...................................................   73
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                                      (iv)

                            SCHEDULES and EXHIBITS


Schedule 1.1   Disclosure Schedule

  Item 6.6     Litigation
  Item 6.8     Subsidiaries
  Item 6.13    Environmental Disclosure
  Item 6.14    Compliance with Laws
  Item 6.18    Insurance
  Item 7.9     Liens

Schedule 1.2   Pricing Grid
Schedule 1.3   Closing Date Guarantors
Schedule 2.1   Commitments
Schedule 5.1   Indebtedness To Be Paid
Schedule 10.2  Lending Offices, Addresses for Notices

Exhibit A      Form of Notice of Borrowing
Exhibit B      Form of Notice of Conversion/Continuation
Exhibit C      Form of Compliance Certificate
Exhibit D      Form of Legal Opinions of Borrowers' Counsel
Exhibit E      Form of Assignment and Acceptance
Exhibit F      Form of Note
Exhibit G      Form of Guaranty
Exhibit H      Form of Subordination

                                      (v)

                        MULTICURRENCY CREDIT AGREEMENT
                        ------------------------------

     THIS MULTICURRENCY CREDIT AGREEMENT (this "Agreement") dated as of July 31,
                                                ---------
2000 is among APW LTD., a Bermuda corporation (the "Parent"), APW NORTH AMERICA,
                                                    ------
INC., a Delaware corporation ("APW-NA"), APW HOLDINGS DENMARK APS, a Denmark
                               ------
corporation ("APW-Denmark," and together with the Parent and APW-NA, the
              -----------
"Borrowers"), the financial institutions listed on the signature pages hereof
----------
(together with their respective successors and assigns, collectively the "Banks"
                                                                          -----
and individually each a "Bank"), BANK ONE, NA, as Syndication Agent, THE CHASE
                         ----
MANHATTAN BANK, as Documentation Agent and BANK OF AMERICA, NATIONAL ASSOCIATION, as Administrative Agent for the Banks.

     WHEREAS, Applied Power, Inc.  ("Applied Power"), a Wisconsin corporation,
                                     -------------
proposes to distribute its integrated electronics enclosures businesses;

     WHEREAS, Applied Power has caused the Parent to be formed to own and operate (directly or through subsidiaries) Applied Power's integrated electronics enclosures businesses;

     WHEREAS, Applied Power proposes to distribute the shares of the Parent to Applied Power's shareholders concurrently with the initial Loan hereunder; and

     WHEREAS, the Borrowers wish to enter into this Credit Agreement for the purpose of repaying certain existing indebtedness and to provide for working capital, capital expenditures and other general corporate purposes;

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                    CERTAIN DEFINITIONS AND INTERPRETATION
                    ---------------------------------------


     1.1  Defined Terms. When used herein the following terms have the following
          -------------
meanings (such meanings to be applicable to both the singular and plural forms of the terms defined):

          "Acquisition" means any transaction or series of related transactions
           -----------
for the purpose of or resulting directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary).

          "Administrative Agent" means Bank of America in its capacity as
           --------------------
administrative agent for the Banks hereunder, and any successor administrative agent arising under Section 9.9.
                    -----------

          "Administrative Agent's Payment Office" means (a) in respect of
           -------------------------------------
payments in Dollars, the address for payments set forth on Schedule 10.2 or
                                                           -------------
such other address as the Administrative Agent may from time to time specify in accordance with Section 10.2, and, (b) in the case of payments in any Offshore
                ------------
Currency, such address as the Administrative Agent may from time to time specify in accordance with Section 10.2.
                   ------------

          "Administrative Agent-Related Persons" means Bank of America in its
           ------------------------------------
capacity as Administrative Agent and any successor agent arising under Section
                                                                       -------
9.9, together with their respective Affiliates (including, in the case of Bank
---
of America, the Lead Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Affiliate" means, with respect to any Person, any other Person which,
           ---------
directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, "control" (together with the correlative meanings of "controlled by" and "under common control with") means possession, directly or indirectly, of the power (a) to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person or
(b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" means this Multicurrency Credit Agreement.
           ---------

          "Applicable Currency" means, as to any particular payment, Loan, or
           -------------------
Letter of Credit, Dollars or the Offshore Currency in which it is denominated or is payable.

          "Applicable Margin" means, with respect to Offshore Rate Loans, or
           -----------------
Letters of Credit, the rate set forth opposite "Offshore Margin and Margin Related to Letters of Credit" on the Pricing Grid and, with respect to Base Rate Loans, the rate set forth opposite "Base Rate Margin" on the Pricing Grid, in each case for the applicable Pricing Level. The Applicable Margin for Offshore Rate Loans and Letters of Credit as of the Closing Date shall be 01.125%. The Applicable Margin for Base Rate Loans as of the Closing Date shall be 0%.

           "Applicable Non-Use Fee Rate" means the rate per annum set forth
            ---------------------------
opposite "Non-Use Fee Rate" on the Pricing Grid for the applicable Pricing Level. The Applicable Non-Use Fee Rate as of the Closing Date shall be 0.250%.

          "Applied Power" has the meaning specified in the recitals.
           -------------

          "APW-Denmark" has the meaning specified in the preamble.
           -----------

          "APW-NA" has the meaning specified in the preamble.
           ------

          "APW-NA Sublimit" means $300,000,000.
           ---------------

          "Assignee" has the meaning specified in Section 10.8.
           --------                               ------------

          "Assignment and Acceptance Agreement" has the meaning specified in
           -----------------------------------
Section 10.8.
------------

           "Attorney Costs" means and includes all reasonable fees and
            --------------
disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

          "Authorized Officer" means, relative to each Borrower, those of its
           ------------------
officers whose signatures and incumbency shall have been certified to the Banks pursuant to Section 5.1(e).
            --------------

          "Bank of America" means Bank of America, National Association, a
           ---------------
national banking association.

          "Base Rate" means, for any day, the higher of: (a)  0.50% per annum
           ---------
above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." (The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Base Rate Loan" means a Committed Loan in Dollars that bears interest
           --------------
based on the Base Rate.

          "Borrower" has the meaning specified in the preamble.
           --------

          "Borrowing" means a borrowing hereunder consisting of Committed Loans
           ---------
of the same Type made to a Borrower on the same day by the Banks under Article
                                                                       -------
II, and, in the case of Offshore Rate Loans, having the same Interest Period.
--

          "Borrowing Date" means any date on which a Borrowing occurs under
           --------------
Section 2.3.
-----------

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
day on which commercial banks in San Francisco, California are authorized or required by law to close and (a) with respect to disbursements and payments in Dollars with respect to Offshore Rate Loans, a day on which dealings are carried on in the applicable offshore Dollar interbank market, and (b) with respect to any disbursements and payments in and calculations pertaining to any Offshore Currency Loan or the determination of the Spot Rate, a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Offshore Currency will be made or received hereunder.

          "Capital Adequacy Regulation" means any guideline, request or
           ---------------------------
directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "Capital Lease" means, with respect to any Person, any lease of (or
           -------------
other agreement conveying the right to use) any real or personal property which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
 and Liability Act of 1980, as amended.

          "Closing Date" means the date on which all conditions precedent set
           ------------
forth in Section 5.1 are satisfied or waived by all Banks (or, in the case of
         -----------
Section 5.1(l), waived by any Person entitled to receive such payment).
--------------

          "Code" means the Internal Revenue Code of 1986.
           ----

          "Committed Loan" means a Loan by a Bank to a Borrower under Section
           --------------                                             -------
2.1 hereof.
---

          "Commitment", as to each Bank, has the meaning specified in Section
           ----------                                                 -------
2.1.
---

          "Compliance Certificate" means a certificate substantially in the form
           ----------------------
of Exhibit C.
   ---------

          "Computation Period" means any period of four consecutive Fiscal
           ------------------
Quarters ending on the last day of a Fiscal Quarter.

          "Consolidated Interest Expense" means, for any period, the
           -----------------------------
consolidated interest expense of a Person and its Subsidiaries for such period, as determined in accordance with GAAP and in any event including, without duplication, all commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptances, net costs under interest rate protection agreements, the portion of any Capital Leases allocable to consolidated interest expense and losses and discounts attributable to the sale of receivables and related assets.

          "Consolidated Net Income" means, for any period, all amounts which, in
           -----------------------
conformity with GAAP, would be included under net income on a consolidated income statement of a Person and its Subsidiaries for such period, exclusive of Affiliate equity earnings, inclusive of Affiliate cash dividends (to the extent of Affiliate equity earnings) and exclusive of extraordinary and nonrecurring gains.

          "Contractual Obligation" means, relative to the Parent or any
           ----------------------
Subsidiary, any provision of any security issued by the Parent or such Subsidiary or of any Instrument or undertaking to which the Parent or such Subsidiary is a party or by which it or any of its property is bound.

           "Controlled Group" means all members of a controlled group of
            ----------------
corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Parent, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

          "Conversion/Continuation Date" means any date on which, under Section
           ----------------------------                                 -------
2.4, a Borrower (a) converts Committed Loans of one Type to another Type, or (b)
---
continues Committed Loans as Committed Loans of the same Type, but with a new Interest Period.

          "Debt" of any Person means, without duplication, (a) all indebtedness
           ----
of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been recorded as liabilities on a balance sheet of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than current accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person, (f) all obligations of such Person in respect of Swap Contracts, (g) all Suretyship Liabilities of such Person, (h) all Debt (as defined above) of any partnership in which such Person is a general partner and (i) the outstanding principal amount then owed to investors in connection with the sale of the accounts receivable of a Person or any Subsidiary of a Person. The amount of the Debt of any Person in respect of Swap Contracts shall be deemed to be the unrealized net loss position of such Person thereunder (determined for each counterparty individually, but netted for all Swap Contracts maintained with such counterparty).

          "Debt to EBITDA Ratio" means as at the end of any Fiscal Quarter, the
           --------------------
ratio of (a) Funded Debt as at such date to (b) EBITDA for the four Fiscal Quarter period then ending.

          "Default" means any event which if it continues uncured will, with
           -------
lapse of time or notice or lapse of time and notice, constitute an Event of Default.

          "Determination Date" has the meaning specified in Section 2.5(a).
           ------------------                               --------------

          "Disclosure Schedule" means the Disclosure Schedule attached hereto as
           -------------------
Schedule 1.1.
------------

          "Distribution" means the separation of the integrated electronics
           ------------
enclosures business of Applied Power from its electrical and industrial tools and supplies business and motion control systems business, through the distribution of one share of Parent stock for each share of Applied Power, as more fully set forth in Form 10.

           "Distribution Agreement" means the Contribution Agreement, Plan and
            ----------------------
Agreement of Reorganization and Distribution in the form previously delivered to the Banks, together with all schedules and exhibits thereto.

           "Dollar Equivalent" means, at any time, (a) as to any amount
            -----------------
denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the most recent Determination Date provided for in Section 2.5(a).
                                   --------------

          "Dollar(s)" and the sign "$" mean lawful money of the United States of
           ---------                -
America.

          "Domestic Subsidiary" means a Subsidiary that is created or organized
           -------------------
in or under the law of the United States, any State thereof or the Commonwealth of Puerto Rico.

          "EBITDA" means, for any Computation Period, the sum of (a)
           ------
Consolidated Net Income for such period, plus (b) the aggregate amount deducted
                                         ----
with respect to federal, state, local and foreign income taxes in determining such Consolidated Net Income, plus (c) Consolidated Interest Expense for such
                              ----
period, plus (d) depreciation and amortization for such period. EBITDA will be
        ----
calculated (i) as if any acquisition in the relevant Computation Period had taken place on the first day of such period and (ii) with respect to any OEM Divestiture Purchases in the relevant Computation Period, EBITDA will be adjusted by the lesser of (A) the change in consolidated EBITDA from the Fiscal Quarter ending immediately prior to the date of acquisition and annualized as a result thereof or (B) EBITDA achieved by the OEM Divestiture Purchases since the date of purchase annualized.

          "Eligible Assignee" means (a) a commercial bank organized under the
           -----------------
laws of the United States, or any state thereof, and having a combined capital and surplus of at least $250,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary, and (d) any other Person agreed to by the Borrowers and the Agent.

          "Environmental Laws" means all applicable federal, state or local
           ------------------
statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

          "Euro" means the single currency of participating member states of the
           ----
European Union.

          "Eurocurrency Reserve Percentage" has the meaning specified in the
           -------------------------------
definition of "Offshore Rate".

          "Event of Default" means any of the events described in Section 8.1.
           ----------------                                       -----------

          "Existing Credit Agreement" means the Multicurrency Credit Agreement
           -------------------------
dated as of October 14, 1998 among Applied Power, Enerpac B.V., various financial institutions, Bank One, NA (f/k/a The First National Bank of Chicago), as Syndication Agent, Societe Generale, as Documentation Agent and Bank of America, as Administrative Agent, as amended.

          "Federal Funds Rate" means, for any day, the rate set forth in the
           ------------------
weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

          "Fee Letter" has the meaning specified in Section 2.13(a).
           ----------                               ---------------

          "Fiscal Quarter" means any fiscal quarter of a Fiscal Year.
           --------------

          "Fiscal Year" means the fiscal year of the Parent and its
           -----------
Subsidiaries, which period shall be the 12-month period ending on August 31 of each year.

          "Fixed Charge Coverage Ratio" means, for any Computation Period, the
           ---------------------------
ratio of:

          (a)  the sum of

               (i)   Consolidated Net Income for such period,

          plus
          ----

               (ii) the aggregate amount deducted in respect of federal, state, local and foreign income taxes in determining such Consolidated Net Income,

          plus
          ----

               (iii) Consolidated Interest Expense for such period,
          plus
          ----

               (iv) the aggregate amount deducted in respect of leases that were not Capital Leases in determining such Consolidated Net Income,

     to
     --

          (b)  the sum of

               (i)   Consolidated Interest Expense for such period,

          plus
          ----

               (ii) the aggregate amount deducted in respect of leases that were not Capital Leases in determining such Consolidated Net Income.

          "Form 10" means the Form 10 of the Parent dated May 1, 2000 filed with
           -------
the SEC as amended through July 11, 2000.

          "FRB" means the Board of Governors of the Federal Reserve System, and
           ---
any Governmental Authority succeeding to any of its principal functions.

          "Funded Debt" of any Person at any date of determination means the sum
           -----------
of all Debt described in clauses (a), (b) and (i) of the definition of "Debt".
                         -----------  ---     ---
Funded Debt shall not include Special Securities.

          "Further Taxes" means any and all present or future taxes, levies,
           -------------
assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of Taxes or Other Taxes payable or paid pursuant to Section 4.1.
                                                 -----------

          "FX Trading Office" means Cayman USD Funding No. 5761 of Bank of
           -----------------
America, or such other of Bank of America's offices as Bank of America may designate from time to time.

          "GAAP" means generally accepted accounting principles set forth from
           ----
time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which except as provided in Section 1.3 are applicable to the
                                         -----------
circumstances as of the date of determination.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guarantor" means (a) the Parent, APW-NA, all Domestic Subsidiaries of
           ---------
APW-NA, all Subsidiaries of APW-Denmark and all direct Subsidiaries of the Parent listed on Schedule 1.3 with respect to obligations of APW-Denmark, (b)
                 ------------
all Domestic Subsidiaries listed on Schedule 1.3 of APW-NA with respect to
                                    ------------
Obligations of APW-NA, and (c) APW-NA, all Subsidiaries of APW-Denmark listed on
Schedule 1.3, all Domestic Subsidiaries of APW-NA listed on Schedule 1.3 and all
------------                                                ------------
direct Subsidiaries of the Parent listed on Schedule 1.3 with regard to
                                            ------------
Obligations of the Parent and (d) each other Person who executes a Guaranty on or after the Closing Date.

          "Guaranty" means a guaranty of each Guarantor in substantially the
           --------
form attached as Exhibit G or such other form as shall be satisfactory to the
                 ---------
Agent.

          "Hazardous Material" means
           ------------------

               (a) any "hazardous substance", as defined by CERCLA;

               (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act;

               (c) any crude oil, petroleum product or fraction thereof (excluding gasoline and oil in motor vehicles, small amounts of cleaners and similar items used in the ordinary course of business); or

               (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any Environmental Law.

          "Impermissible Change in Control" means at any time,
           -------------------------------

               (a) the failure of the Parent to own, directly or indirectly, free and clear of all Liens or other encumbrances, at least 99% of the issued and outstanding shares of capital stock of each Subsidiary Borrower; or

               (b) any Person or group of Persons acting in concert, which are unacceptable to the Required Banks, have obtained control of more than 20% of the issued and outstanding shares of capital stock of the Parent having the power to elect a majority of directors of the Parent.

          "Indemnified Liabilities" has the meaning specified in Section 10.5.
           -----------------------                               ------------

          "Indemnified Person" has the meaning specified in Section 10.5.
           ------------------                               ------------

          "Instrument" means any contract, agreement, letter of credit,
           ----------
     indenture, mortgage, document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, or any Lien (or right or interest therein) is granted or perfected.

          "Interest Payment Date" means, as to any Committed Loan other than a
           ---------------------
     Base Rate Loan, the last day of each Interest Period applicable to such Committed Loan and, as to any Base Rate Loan, the last Business Day of each February, May, August and November, provided, however, that if any Interest
                                         --------  -------
     Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

          "Interest Period" means, as to any Offshore Rate Loan, the period
           ---------------
     commencing on the Borrowing Date of such Loan, or (in the case of any Offshore Rate Loan in Dollars) on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or, if available for the requested Applicable Currency, six months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation, as the case may be;

     provided that:
     --------

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

               (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (iii) no Interest Period for any Loan shall extend beyond the Termination Date.

          "Investment" means, with respect to any Person:
           ----------

               (a) any loan or advance made by such Person to any other Person; and

               (b) any capital contribution made by such Person to, or ownership or similar interest held by such Person in, any other Person.

          The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

          "Issuance" means the issuance of a Letter of Credit.
           --------

          "Issuance Date" means the date as of which a Letter of Credit is
           -------------
     issued.

          "Issuing Bank" means Bank of America, or any successor issuing bank
           ------------
     hereunder.

          "Lead Arranger" means Bank of America Securities LLC, as sole lead
           -------------
     arranger and book manager.

          "Lending Office" means, as to any Bank, the office or offices of such
           --------------
     Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.2, or such
                                                       -------------
     other office or offices as such Bank may from time to time notify the Borrowers and the Administrative Agent.

          "Letter of Credit" means any letter of credit issued or outstanding
           ----------------
     hereunder.

          "Letter of Credit Action" means the issuance, supplement, amendment,
           -----------------------
     renewal, extension, modification or other action relating to a Letter of Credit hereunder.

          "Letter of Credit Action Date" means the date as of which a Letter of
           ----------------------------
     Credit Action occurs.

          "Letter of Credit Application" means an application for a Letter of
           ----------------------------
     Credit Action from time to time in use by Issuing Bank.

          "Letter of Credit Cash Collateral Account" means a blocked deposit
           ----------------------------------------
     account for the Parent at Bank of America with respect to which the Parent hereby grants a security interest in such account to Bank of America as security for the Parent's Letter of Credit Usage and with respect to which the Parent agrees to execute and deliver from time to time such documentation as Administrative Agent or Bank of America may reasonably request to further assure and confirm such security interest.

          "Letter of Credit Payment Date" means the last Business Day of each
           -----------------------------
     February, May, August and November and the Termination Date.

          "Letter of Credit Sublimit" means an amount equal to the lesser of the
           -------------------------
     combined Commitments and $100,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Commitments.

          "Letter of Credit Usage" means, as at any date of determination, the
           ----------------------
     aggregate undrawn face amount of outstanding Letters of Credit plus the
                                                                    ----
     aggregate amount of all drawings under the Letters of Credit not reimbursed by the Parent or converted into Loans.

          "Lien" means, when used with respect to any Person, any interest of
           ----
     any other Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

          "Loan" means an extension of credit by a Bank to a Borrower under
           ----
     Article II. A Loan may be a Base Rate Loan or an Offshore Rate Loan (each a "Type" of Loan). A Loan may be a Committed Loan or a Swing Loan.

          "Loan Documents" means this Agreement, any Notes, the Fee Letter, any
           --------------
     Letter of Credit Applications, any Guaranty and all other documents delivered to the Administrative Agent or any Bank in connection herewith.

          "Loan Party" means each Borrower and each Guarantor.
           ----------

          "Margin Stock" means any "margin stock" as defined in Regulation U of
           ------------
     the Board of Governors of the Federal Reserve System.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
     financial condition, operations, business, assets or prospects of the Parent and its Subsidiaries taken as a whole, or APW-NA and its Subsidiaries taken as a whole, or (b) the ability of any Borrower or Guarantor to timely and fully perform any of its payment or other material obligations under this Agreement, any Note or any other Loan Document.

          "Material Subsidiary" means, at any time a Subsidiary of any Borrower
           -------------------
     (a) having at such time total assets (including assets of its Subsidiaries) in excess of 5% of the consolidated total assets of such Borrower and its Subsidiaries or (b) contributing (including the contribution of any of its Subsidiaries) in excess of 5% of the consolidated revenues of such Borrower and its Subsidiaries.

          "Minimum Tranche" means, in respect of Loans comprising part of the
           ---------------
     same Borrowing, or to be converted or continued under Section 2.4, (a) in
                                                           -----------
     the case of Base Rate Loans and Swing Line Loans, $10,000,000 or any multiple of $1,000,000 in excess thereof, and (b) in the case of Offshore Rate Loans, the Dollar Equivalent amount of

     $10,000,000 or any multiple of 1,000,000 units of the Applicable Currency in excess thereof.

          "Note" means a promissory note of a Borrower payable to a Bank in
           ----
     substantially the form of Exhibit F.
                               ---------

          "Notice of Assignment and Acceptance" means a Notice of Assignment and
           -----------------------------------
     Acceptance substantially in the form of Exhibit E.
                                             ---------

          "Notice of Borrowing" means a notice in substantially the form of
           -------------------
     Exhibit A.
     ---------

          "Notice of Conversion/Continuation" means a notice in substantially
           ---------------------------------
     the form of Exhibit B.
                 ---------

          "Obligations" means all advances to, and debts, liabilities,
           -----------
     obligations, covenants and duties of, any Borrower or Guarantor arising under any Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement of any proceeding under any debtor relief laws by or against any Borrower, Guarantor or any Subsidiary or Affiliate thereof.

          "OEM Divestiture Purchases" means purchase of assets from an original
           -------------------------
     equipment manufacturer with the intent of using such assets to produce products to be sold to such original equipment manufacturer.

          "Offshore Base Rate" has the meaning set forth in the definition of
           ------------------
     Offshore Rate.

          "Offshore Currency" means any lawful currency constituting a
           -----------------
     eurocurrency (other than Dollars) that in the opinion of the Administrative Agent and the Banks is freely transferable and freely convertible into Dollars.

          "Offshore Currency Loan" means any Offshore Rate Loan denominated in
           ----------------------
     an Offshore Currency.

          "Offshore Rate" means for any Interest Period with respect to any
           -------------
     Offshore Rate Loan, a rate per annum determined by Administrative Agent pursuant to the following formula:

               Offshore Rate  =             Offshore Base Rate
                                 --------------------------------------
                                 1.00 - Eurocurrency Reserve Percentage


                    Where,

                    "Offshore Base Rate" means, for such Interest Period:
                     ------------------

          (a) the rate per annum (carried out to the fifth decimal place) equal to the rate determined by Administrative Agent to be the offered rate that appears on the page of the Telerate Screen that displays an average British Bankers Association Interest Settlement Rate for deposits in the applicable currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried out to the fifth decimal place) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in the applicable currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (c)  in the event the rates referenced in the preceding subsections
          (a) and (b) are not available, the rate per annum determined by Administrative Agent as the rate of interest at which deposits in the Applicable Currency (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the applicable Offshore Rate Loan and with a term equivalent to such Interest Period would be offered by its London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

          "Eurocurrency Reserve Percentage" means, for any day during any
           -------------------------------
     Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Bank, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding Offshore Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

          The determination of the Eurocurrency Reserve Percentage and the Offshore Base Rate by Administrative Agent shall be conclusive in the absence of manifest error.

          "Offshore Rate Loan" means a Committed Loan that bears interest based
           ------------------
     on the Offshore Rate and may be an Offshore Currency Loan or a Loan denominated in Dollars.

          "Organic Document" means, relative to each of the Borrowers or
           ----------------
     Guarantors, its certificate of incorporation, its by-laws, any other constituent documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its capital stock or other constituent documents.

          "Other Taxes" means any present or future stamp, court or documentary
           -----------
     taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "Outstanding Obligations" means , as of any date, and giving effect to
           -----------------------
     making any Loans or taking any Letter of Credit Action requested on such date and all payments, repayments and prepayments made on such date, (a) when reference is made to all Banks, the sum of (i) the aggregate outstanding principal amount of all Loans, and (ii) all Letter of Credit Usage, and (b) when reference is made to one Bank the sum of (i) the aggregate outstanding principal amount of all Loans made by such Bank (excluding, in the case of Swing Line Bank, its Swing Line Loans except to the extent provided in clause (iii) below), (ii) such Bank's ratable risk participation in all Letter of Credit Usage, and (iii) such Bank's ratable risk participation in all outstanding Swing Line Loans.

          "Overnight Rate" means, for any day, the rate of interest per annum at
           --------------
     which overnight deposits in the Applicable Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by Bank of America's London Branch to major banks in the London or other applicable offshore interbank market.

          "Parent" has the meaning specified in the preamble.
           ------

          "Participant" has the meaning specified in Section 10.8(d).
           -----------                               ---------------

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity
           ----
     succeeding to any or all of its functions under ERISA.

          "Pension Plan" means a "pension plan", as such term is defined in
           ------------
     section 3(2) of ERISA, which is subject to title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Parent or any corporation, trade or business that is, along with the Parent, a member of a Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

          "Permitted Receivables Securitization" means any receivables purchase
           ------------------------------------
     agreement entered into by the Parent or any Subsidiary of the Parent (as such agreement may be amended, modified, or refinanced).

          "Person" means any natural person, corporation, partnership, trust,
           ------
     limited liability company, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity, whether acting in an individual, fiduciary or other capacity.

          "Pricing Grid" means the Pricing Grid set forth on Schedule 1.2.
           ------------                                      ------------

          "Pricing Level" means the Pricing Level on the Pricing Grid which is
           -------------
     applicable from time to time in accordance with Section 2.12.
                                                     ------------

          "Pro Rata Share" means, as to any Bank at any time, the percentage
           --------------
     equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

          "Release" means a "release", as such term is defined in CERCLA.
           -------

          "Required Banks" means Banks having an aggregate Pro Rata Share of the
           --------------
     Commitments in excess of 50%; provided that after the Commitments have been irrevocably terminated (through lapse of time, pursuant to Section 8.2 or
                                                                -----------
     otherwise), "Required Banks" shall mean one or more Banks holding an
                  --------------
     aggregate in excess of 50% of the Outstanding Obligations.

          "Requirement of Law" means, as to any Person, any law (statutory or
           ------------------
     common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "Resource Conservation and Recovery Act" means the Resource
           --------------------------------------
     Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as in effect
                                                           -- ---
     from time to time.

          "Same Day Funds" means (a) with respect to disbursements and payments
           --------------
     in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Senior Debt" of any Person means its Funded Debt less its
           -----------
     Subordinated Debt.

          "Senior Debt to EBITDA Ratio" means, for any Person, as at the end of
           ---------------------------
     any Fiscal Quarter, the ratio of (a) its Senior Debt as at such date to (b) its EBITDA for the four Fiscal Quarter period then ending.

          "Shareholders' Equity" means, at any date of determination, all
           --------------------
     amounts which would be included under shareholders' equity on a consolidated balance sheet of the Person and its Subsidiaries.

          "Solvent" means, as to any Person at any time, that (a) the fair value
           -------
     of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of
     Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the Illinois Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

          "Special Purpose Financing Subsidiary" means a Subsidiary that has no
           ------------------------------------
     direct or indirect interest in any manufacturing, marketing or distribution activities of the Parent and Subsidiaries taken as a whole and was formed solely for the purpose of issuing Special Securities.

          "Special Securities" means
           ------------------

          (a) securities evidencing Debt that automatically converts to common equity of the issuer within twelve months from the date of issuance;

          (b)  Debt
               (i) that is owed to a Special Purpose Financing Subsidiary of the Parent,
               (ii) that is issued in connection with the issuance by such Special Purpose Financing Subsidiary of Trust Preferred Securities,
               (iii) that is subordinated in right of payment to other Debt of the Parent in form satisfactory to the Required Banks,
               (iv) as to which the Parent has the right to defer the payment of all interest until after the Termination Date, and
               (v) that does not mature, in whole or in part, and is not subject to any required repayment or prepayment, any required sinking fund or similar payment or any repayment or prepayment or sinking fund or similar payment at the option of the holder thereof, prior to the Termination Date;

          (c) Guarantees by the Parent of the issuer of any Trust Preferred Securities in respect of such Trust Preferred Securities; and

          (d) such other instruments as the Required Banks may approve from time to time.

          "Spot Rate" for a currency means the rate quoted by Bank of America as
           ---------
     the spot rate for the purchase by Bank of America of such currency with another currency through its FX Trading Office at approximately 8:00 a.m. (San Francisco time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.

          "Subordinated Debt" means Funded Debt of any Borrower or any
           -----------------
     Guarantor, subordinated to the Obligations in form satisfactory to the Administrative Agent.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
     association, partnership, limited liability company or other business entity of which such Person and/or its other Subsidiaries own, directly or indirectly, more than 50% of the voting stock, membership interests or other equity interests. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Parent.

          "Subsidiary Borrower" means either APW-NA or APW-Denmark.
           -------------------

          "Suretyship Liability" means any agreement, undertaking or other
           --------------------
     contractual arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability (including accounts payable) of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the indebtedness, obligation or other liability guaranteed thereby.

          "Swap Contract" means any agreement, whether or not in writing,
           -------------
     relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

          "Swing Line" means the revolving line of credit established by Swing
           ----------
     Line Bank in favor of a Borrower pursuant to Section 2.7.
                                                  -----------

          "Swing Line Bank" means Bank of America, or any successor Swing Line
           ---------------
     Bank hereunder.

          "Swing Line Loan" means a loan which bears interest at a rate per
           ---------------
     annum equal to interest payable on a Base Rate Loan and made by Swing Line Bank to a Borrower under the Swing Line.

          "Swing Line Sublimit" means an amount equal to the lesser of (a)
           -------------------
     $50,000,000 and (b) the combined Commitments. The Swing Line Sublimit is part of, and not in addition to, the Commitments.

          "Tangible Net Assets" means, as of any date, the consolidated total
           -------------------
     assets of a Person and its Subsidiaries minus all intangible assets of such Person and its Subsidiaries, as each would be shown on a consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP as of that date.

          "Taxes" means any and all present or future taxes, levies,
           -----
     assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Administrative Agent, as the case may be, is organized or maintains a lending office.

          "Termination Date" means the earlier to occur of (a) July 31, 2003, or
           ----------------
     (b) the date on which the Commitments terminate pursuant to Section 8.2 or
                                                                 -----------
     are reduced to zero pursuant to Section 2.8.
                                     -----------

          "Trust Preferred Securities" means at any date any equity interest in
           --------------------------
     a Special Purpose Financing Subsidiary

     (a)  that is not
          (i) required to be redeemed or redeemable at the option of the holder thereof prior to the Termination Date, or
          (ii) convertible into or exchangeable for (unless solely at the option of the Parent) (A) equity interests that are required to be redeemed or redeemable at the option of the holder thereof prior to the Termination Date or (B) Debt having a scheduled maturity, or requiring any repayments or prepayments of principal or any sinking fund or similar payments in respect of principal or providing for any such repayment, prepayment sinking fund or other payment at the option of the holder thereof prior to the Termination Date, and

     (b) as to which, at such date, the Parent has the right to defer the payment of all dividends and other distributions in respect thereof until after the Termination Date.

          "Type" has the meaning specified in the definition of "Loan".
           ----

          "United States" or "U.S." means the United States of America, its 50
           -------------      ----
     States, the District of Columbia and the Commonwealth of Puerto Rico.

          "Welfare Plan" means a "welfare plan", as such term is defined in
           ------------
     section 3(1) of ERISA.

     1.2  Other Interpretive Provisions. (a) The meanings of defined terms are
          -----------------------------
equally applicable to the singular and plural forms of the defined terms.

          (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c)(i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                 (ii) The term "including" is not limiting and means "including without limitation."

                 (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and
     (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Administrative Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

          (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Administrative Agent merely because of the Administrative Agent's or Banks' involvement in their preparation.

     1.3  Accounting Principles. References to financial statements include
          ---------------------
notes thereto in accordance with GAAP; and accounting terms used but not defined herein shall be construed in accordance with GAAP, and whenever the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for purposes hereof, such determination or computation shall be made in accordance with GAAP; provided that such determinations and computations with respect to financial covenants and ratios hereunder shall be made in accordance with GAAP as in effect on the date hereof. Any calculation for financial ratio purposes for the Parent or any of its Subsidiaries prior to the Distribution shall be made on a pro forma basis consistent with the financial statements set forth in Form 10.

     1.4  Currency Equivalents Generally. For all purposes of this Agreement
          ------------------------------
(but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Offshore Currency or other currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Offshore Currency or other currency, shall be determined at the Spot Rate.

     1.5  Euro. For the avoidance of doubt, the parties hereto affirm and agree
          ----
that the conversion of any Obligations under the Loan Documents from an Offshore Currency of a country that is a member of the European Union into Euros, shall not require the early termination of this Agreement or the prepayment of any amount due under the Loan Documents or create any liability of one party to another party for any direct or consequential loss arising from any of such events. As of the date that any such Offshore Currency is no longer the lawful currency of its respective country, all payment obligations under the Loan Documents that would otherwise be in such Offshore Currency shall thereafter be satisfied in Euros.

     If more than one currency or currency unit are at the same time recognized by the laws of any country as the lawful currency of that country, then:

          (a) any reference in this Agreement to, and any Obligations arising under this Agreement or the Loan Documents in, the currency of that country shall be translated into, or paid into, the lawful currency or currency unit of that country designated by the Administrative Agent; and

          (b) any translation from one currency or currency unit to another shall be at the official rate of exchange legally recognized by the central bank of the country issuing such currency for the conversion of that currency or currency unit into the other, rounded up or down by the Administrative Agent acting in accordance with any applicable law on rounding or, if there is no such law, acting reasonably in accordance with its market practice.

     If a change in any currency of a country occurs, this Agreement will be amended to the extent the Administrative Agent (acting reasonably) specifies to be necessary to reflect the change in currency and to put the Banks in the same position, so far as possible, that they would have been in if no change in currency had occurred.

                                  ARTICLE II

                                  THE CREDITS
                                  -----------

     2.1  Amounts and Terms of Commitments. Each Bank severally agrees, on the
          --------------------------------
terms and conditions set forth herein, to make loans in Dollars and Offshore Currencies to the Borrowers (each such loan, a "Committed Loan") from time to
                                                --------------
time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate principal Dollar Equivalent amount not to exceed at any time outstanding the amount set forth opposite such Bank's name in
Schedule 2.1 under the heading "Commitment" (such amount as the same may be
------------
reduced pursuant to Section 2.8 or as a result of one or more assignments
                    -----------
pursuant to Section 10.8, the Bank's "Commitment"); provided, however, that,
            ------------
after giving effect to any Borrowing of Committed Loans, the aggregate principal Dollar Equivalent amount of the Outstanding Obligations held by each Bank shall not exceed such Bank's Commitment and the Outstanding Obligations of all Banks shall not exceed the combined Commitments; provided further, that in no event shall the aggregate principal of all Outstanding Obligations of APW-NA exceed the APW-NA Sublimit. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this
Section 2.1, prepay pursuant to Section 2.9 and reborrow pursuant to this
-----------                     -----------
Section 2.1.
-----------

     2.2  Loan Accounts.
          -------------

          (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records or schedules, as the case may be, maintained by the Administrative Agent and each Bank shall be rebuttable presumptive evidence of the amount of the Loans made by the Banks to each Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Loans.

          (b) Upon the request of any Bank made through the Administrative Agent, the Loans made by such Bank may be evidenced by one or more Notes. Each such Bank may also endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the applicable Borrower with respect thereto. Each such Bank is irrevocably authorized by the applicable Borrower to endorse its Note(s) and each Bank's record shall be rebuttable presumptive evidence; provided, however, that the failure of a Bank to make, or an
               --------  -------
     error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the applicable Borrower hereunder or under any such Note to such Bank.

     2.3  Procedure for Borrowing.
          ------------------------

          (a) Each Borrowing shall be made upon a Borrower's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 8:30 a.m. (San Francisco time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans denominated in Dollars; and (ii) four Business Days prior to the requested Borrowing Date, in the case of Offshore Currency Loans and (iii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                    (A) the amount of the Committed Borrowing, which shall be in an aggregate amount not less than the Minimum Tranche;

                    (B) the requested Borrowing Date, which shall be a Business
               Day;

                    (C) the Type of Loans comprising the Borrowing;

                    (D) the duration of the Interest Period applicable to such
               Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month; and

                    (E) in the case of a Borrowing comprised of Offshore
               Currency Loans, the Applicable Currency;

provided, however, that with respect to the Borrowing to be made on the Closing
--------  -------
Date, the Notice of Borrowing for Offshore Rate Loans and an appropriate indemnification letter shall be delivered to the Administrative Agent not later than 8:30 a.m. (San Francisco time) four Business Days before the Closing Date.

          (b) The Dollar Equivalent amount of any Borrowing in an Offshore Currency will be determined by the Administrative Agent for such Borrowing on the Determination

     Date therefor in accordance with Section 2.5(a). Upon receipt of the Notice
                                      --------------
     of Borrowing, the Administrative Agent will promptly notify each Bank thereof and of the amount of such Bank's Pro Rata Share of the Borrowing.

          (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Administrative Agent for the account of the applicable Borrower, at the Administrative Agent's Payment Office on the Borrowing Date requested by the Borrower in Same Day Funds and in the requested currency (i) in the case of a Borrowing comprised of Loans in Dollars, by 11:00 a.m. (San Francisco time), (ii) in the case of a Borrowing comprised of Offshore Currency Loans, by such time as the Administrative Agent may determine to be necessary for such funds to be credited on such date in accordance with normal banking practices in the place of payment. The proceeds of all such Loans will then be made available to the applicable Borrower by the Administrative Agent by wire transfer in accordance with written instructions provided to the Administrative Agent by the applicable Borrower of like funds as received by the Administrative Agent; provided that the Administrative Agent shall
                                  --------
     disburse such funds as it has received from the Banks to the applicable Borrower (x) in the case of Loans denominated in Dollars, no later then 1:00 p.m. (San Francisco time) and (y) in the case of Offshore Currency Loans, no later than two hours after the funding deadline specified by the Administrative Agent under clause (ii) above.

          (d) After giving effect to any Borrowing, there may not be more than eight different Interest Periods in effect in respect of all Committed Loans together then outstanding.

     2.4  Conversion and Continuation Elections for Borrowings.
          ----------------------------------------------------

          (a) The Borrowers may, upon irrevocable written notice to the Administrative Agent in accordance with Section 2.4(b):
                                             --------------

               (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Committed Loans denominated in Dollars, to convert any such Committed Loans (or any part thereof in an amount not less than the Minimum Tranche) into Committed Loans in Dollars of any other Type; or

               (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than the Minimum Tranche);

provided, that if at any time the aggregate amount of Offshore Rate Loans in
--------
respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $10,000,000 or the Dollar Equivalent thereof, such Offshore Rate Loans shall automatically convert into Base Rate Loans in the Dollar Equivalent of such Offshore Rate Loans, and on and after such date the right of the Borrowers to continue such Committed Loans as, and convert such Committed Loans into, Offshore Rate Loans shall terminate. The Borrowers may not convert Committed Loans in one Applicable Currency to Committed Loans in another Applicable Currency.

          (b) The Borrowers shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than 8:30 a.m. (San Francisco time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as Offshore Rate Loans denominated in Dollars; (ii) four Business Days in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as Offshore Currency Loans; and (iii) on the Conversion/Continuation Date, if the Loans denominated in Dollars are to be converted into Base Rate Loans, specifying:

                    (A) the proposed Conversion/Continuation Date;

                    (B) the aggregate amount of Committed Loans to be converted or continued;

                    (C) the Type of Committed Loans resulting from the proposed conversion or continuation;

                    (D) other than in the case of conversions into Base Rate
               Loans, the duration of the requested Interest Period; and

                    (E) if applicable, the Applicable Currency.

          (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans in Dollars, the Borrowers have failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, or if any Default or Event of Default then exists, the Borrowers shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans denominated in Dollars in the Dollar Equivalent of such Offshore Rate Loan effective as of the expiration date of such Interest Period. If the Borrowers have failed to select a new Interest Period to be applicable to Offshore Currency Loans prior to the fourth Business Day in advance of the expiration date of the current Interest Period applicable thereto as provided in Section 2.4(b), or if any Default or Event of Default shall
                 --------------
     then exist, subject to the provisions of Section 2.5(d), the Borrowers
                                              --------------
     shall be deemed to have elected to pay such Offshore Currency Loans and borrow the Dollar Equivalent in Base Rate Loans.

          (d) The Administrative Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the applicable Borrower, the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Committed Loans with respect to which the notice was given.

          (e) Unless the Required Banks otherwise agree, during the existence of a Default or Event of Default, the Borrowers may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

          (f) After giving effect to any conversion or continuation of Committed Loans, there may not be more than eight different Interest Periods in effect in respect of all Committed Loans together then outstanding.

     2.5  Utilization of Revolving Commitments in Offshore Currencies.
          -----------------------------------------------------------

          (a) The Administrative Agent will determine the Dollar Equivalent with respect to any (i) Borrowing comprised of Offshore Currency Loans as of the requested Borrowing Date and as of any requested continuation date,
     (ii) Letter of Credit Usage denominated in Offshore Currencies as of any Letter of Credit Action Date with respect thereto, and (iii) outstanding Offshore Currency Loans and Letter of Credit Usage as of the last Banking Day of each month, and, during the occurrence and continuation of an Event of Default, such other dates as may be requested by the Required Banks (but in no event more frequently than once a week) (each such date under clauses
     (i), (ii), and (iii) a "Determination Date").

          (b) In the case of a proposed Borrowing comprised of Offshore Currency Loans, the Banks shall be under no obligation to make Offshore Currency Loans in the requested Offshore Currency as part of such Borrowing if the Administrative Agent has received notice from the Required Banks by 12:30 p.m. (San Francisco time) three Business Days prior to the day of such Borrowing that deposits in the relevant Offshore Currency (in the applicable amounts) are not being offered to such Banks in the interbank eurocurrency market for such Interest Period in which event the Administrative Agent will give notice to the applicable Borrower no later than 1:30 p.m. (San Francisco time) on the third Business Day prior to the requested date of such Borrowing that the Borrowing in the requested Offshore Currency is not then available, and notice thereof also will be given promptly by the Administrative Agent to the Banks. If the Administrative Agent shall have so notified the applicable Borrower that any such Borrowing in a requested Offshore Currency is not then available, the Notice of Borrowing relating to such requested Borrowing shall be deemed to be withdrawn, the Borrowing requested therein shall not occur and the Administrative Agent will promptly so notify each Bank.

          (c) In the case of a proposed continuation of Offshore Currency Loans for an additional Interest Period pursuant to Section 2.4, the Banks shall
                                                   -----------
     be under no obligation to continue such Offshore Currency Loans if the Administrative Agent has received notice from the Required Banks by 12:30 p.m.(San Francisco time) three Business Days prior to the day of such continuation that deposits in the relevant Offshore Currency (in the applicable amounts) are not being offered to such Banks in the interbank eurocurrency market for such Interest Period in which event the Administrative Agent will give notice to the applicable Borrower not later than 1:30 p.m. (San Francisco time) on the third Business Day prior to the requested date of such continuation that the continuation of such Offshore Currency Loans in the relevant Offshore Currency is not then available, and notice thereof also will be given promptly by the Administrative Agent to the Banks. If the Administrative Agent shall have so notified the applicable Borrower that any such continuation of Offshore Currency Loans is not then available, any Notice of Continuation with respect thereto shall be deemed withdrawn and such Offshore Currency Loans shall be repaid on the last day of the Interest Period with respect to any such Offshore Currency Loans.

          (d) Notwithstanding anything herein to the contrary, during the existence of a Default or an Event of Default, unless the Required Banks otherwise agree, all outstanding Offshore Currency Loans shall be redenominated and converted into their Dollar Equivalent of Base Rate Loans in Dollars on the last day of the Interest Period applicable to any such Offshore Currency Loans.

     2.6  Letters of Credit.
          -----------------

          (a)  The Letter of Credit Sublimit. Subject to the terms and
               -----------------------------
     conditions set forth in this Agreement, until the Termination Date, the Issuing Bank shall take such Letter of Credit Actions as the Parent may from time to time request; provided, however, that, after giving effect to
                                --------  -------
     such Letter of Credit Action, the (i) Outstanding Obligations of each Bank shall not exceed such Bank's Commitment, and the Outstanding Obligations of all Banks shall not exceed the combined Commitments at any time and, (ii) Letter of Credit Usage shall not exceed the Letter of Credit Sublimit at any time. Subject to subsection (f) below and unless consented to by the Issuing Bank and Required Banks, no Letter of Credit may expire more than 12 months after the date of its issuance or last renewal; provided,
                                                               --------
     however, that no Letter of Credit shall expire after the Termination Date.
     -------
     If any Letter of Credit Usage remains outstanding after such date, the Parent shall, not later than such date, deposit cash in an amount equal to such Letter of Credit Usage in a Letter of Credit Cash Collateral Account. All Letters of Credit shall be issued for the account of the Parent and not for the account of any other Borrower.

          (b)  Requesting Letter of Credit Actions. The Parent may irrevocably
               -----------------------------------
     request a Letter of Credit Action in Dollars or an Offshore Currency in the amount of not less than $20,000,000 or the Dollar Equivalent thereof by delivering a Letter of Credit Application therefor to Issuing Bank, with a copy to Administrative Agent (who shall notify Banks), by 8:30 a.m. (San Francisco time) three Business Days prior to the requested Letter of Credit Action Date. Only standby letters of credit, not commercial letters of credit, may be issued hereunder. Each Letter of Credit Action shall be in a form acceptable to the Issuing Bank in its sole discretion. Unless the Administrative Agent notifies the Issuing Bank that such Letter of Credit Action is not permitted hereunder, or the Issuing Bank notifies Administrative Agent that it has determined that such Letter of Credit Action is contrary to any laws or policies of the Issuing Bank, the Issuing Bank shall, upon satisfaction of the applicable conditions set forth in Section 5.2 , effect such Letter of Credit Action. This Agreement
              -----------
     shall control in the event of any conflict with any Letter of Credit Application. Upon the issuance of a Letter of Credit, each Bank shall be deemed to have purchased from the Issuing Bank a risk participation therein in an amount equal to that Bank's Pro Rata Share times the amount of such Letter of Credit Usage.

          (c)  Reimbursement of Payments Under Letters of Credit. The Parent
               -------------------------------------------------
     shall reimburse the Issuing Bank through the Administrative Agent for any payment that the Issuing Bank makes under a Letter of Credit on or before the date of such payment; provided, however, that if the conditions
                               --------  -------
     precedent set forth in Section 5.2 can be satisfied, the Parent may request
                            -----------
     a Borrowing to reimburse the Issuing Bank for such payment or, failing to make such request, the Parent shall be deemed to have requested a Borrowing of Loans which are Base Rate Loans on such payment date pursuant to subsection (e) below in the Dollar Equivalent of such payment.

          (d)  Funding by Banks When the Issuing Bank Not Reimbursed. Upon any
               -----------------------------------------------------
     drawing under a Letter of Credit, the Issuing Bank shall notify Administrative Agent and the Parent. If the Parent fails to timely make the payment required pursuant to subsection (c) above, the Issuing Bank shall notify the Administrative Agent of such fact and the amount of such unreimbursed payment. The Administrative Agent shall promptly notify each Bank of its Pro Rata Share of such amount. Each Bank shall make funds in an amount equal to its Pro Rata Share of such amount in the Applicable Currency available to Administrative Agent at Administrative Agent's Payment Office not later than 11:00 a.m. (San Francisco time) on the Business Day specified by Administrative Agent. The Administrative Agent shall remit the funds so received to the Issuing Bank. The obligation of each Bank to so reimburse the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of a Default or Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Parent to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit, together with interest as provided herein.

          (e)  Nature of Banks' Funding. If the conditions precedent set forth
               ------------------------
     in Section 5.2 can be satisfied on any date the Parent is obligated to, but
        -----------
     fails to, reimburse the Issuing Bank for a drawing under a Letter of Credit, the funding by Banks pursuant to the previous subsection shall be deemed to be a Borrowing of Base Rate Loans (without regard to any minimum amount therefor) deemed requested by the Parent in the amount of such drawing or the Dollar Equivalent of such drawing. If the conditions precedent set forth in Section 5.2 cannot be satisfied on the date the
                            -----------
     Parent is obligated to, but fails to, reimburse the Issuing Bank for a drawing under a Letter of Credit, the funding by Banks pursuant to the previous subsection shall be deemed to be a funding by each Bank of its risk participation in such Letter of Credit, in Dollars in the Dollar Equivalent Amount of such funding, and each Bank making such funding shall thereupon acquire a pro rata participation, to the extent of its reimbursement, in the claim of the Issuing Bank against the Parent in respect of such payment and shall share, in accordance with that pro rata participation, in any payment made by the Parent with respect to such claim. Any amounts made available by a Bank under its risk participation shall be payable by the Parent upon demand of Administrative Agent, and shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin plus 2% per annum.

          (f)  Special Provisions Relating to Evergreen Letters of Credit. The
               ----------------------------------------------------------
     Parent may request Letters of Credit that have automatic extension or renewal provisions ("evergreen" Letters of Credit) so long as the Issuing Bank consents in its sole and absolute discretion thereto and has the right to not permit any such extension or renewal at least annually within a notice period to be agreed upon at the time each such Letter of Credit is issued. Once an evergreen Letter of Credit is issued the Administrative Agent shall notify the Banks and, unless Administrative Agent has notified the Issuing Bank that the Required Banks have elected not to permit such extension or renewal, the Parent, Administrative Agent and Banks shall be deemed to have authorized (but may not require) the Issuing Bank to, in its sole and absolute discretion, permit the renewal of such evergreen Letter of Credit at any time to a date not later than the later of (i) one year after the prior scheduled expiration date or (ii) the Termination Date, and, unless directed by the Issuing Bank, the Parent shall not be required to request such extension or renewal. The Issuing Bank may, in its sole and absolute discretion elect not to permit an evergreen Letter of Credit to be extended or renewed at any time.

          (g)  Obligations Absolute. The obligation of the Parent to pay to the
               --------------------
     Issuing Bank the amount of any payment made by the Issuing Bank under any Letter of Credit shall be absolute, unconditional, and irrevocable. Without limiting the foregoing, the Parent's obligation shall not be affected by any of the following circumstances:

               (i) any lack of validity or enforceability of the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

               (ii) any amendment or waiver of or any consent to departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating hereto or thereto;

               (iii) the existence of any claim, setoff, defense, or other rights which such Borrower may have at any time against the Issuing Bank, Administrative Agent or any Bank, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

               (iv) any demand, statement, or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

               (v) payment by the Issuing Bank in good faith under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any proceeding under any bankruptcy and insolvency laws;

               (vi) the insolvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit;

               (vii) any error in the transmission of any message relating to a Letter of Credit not caused by the Issuing Bank, or any delay or interruption in any such message;

               (viii) any error, neglect or default of any correspondent of the Issuing Bank in connection with a Letter of Credit;

               (ix) any consequence arising from acts of God, wars, insurrections, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the Issuing Bank;

               (x) so long as the Issuing Bank in good faith determines that the document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the Issuing Bank in connection with a Letter of Credit; and

               (xi) where the Issuing Bank has acted in good faith under any other circumstances whatsoever.

     In addition, the Parent will promptly examine a copy of each Letter of Credit and amendments thereto delivered to it and, in the event of any claim of noncompliance with the Parent's instructions or other irregularity, the Parent will promptly notify the Issuing Bank in writing. The Parent shall be conclusively deemed to have waived any such claim against the Issuing Bank and its correspondents unless such notice is given as aforesaid.

          (h)  Role of the Issuing Bank. Each Bank and the Parent agree that, in
               ------------------------
     paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Administrative Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for any action taken or omitted in connection herewith at the request or with the approval of the Banks or Required Banks, as applicable; any action taken or omitted in the absence of gross negligence or willful misconduct; or the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit. The Parent hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and
             --------  -------
     shall not, preclude the Parent's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Administrative Agent-Related Person, nor any of the respective correspondents, participants, or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in subsection (g) above. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          (i)  Applicability of ISP98. Unless otherwise agreed by the Issuing
               ----------------------
     Bank and the Parent when a Letter of Credit is issued and subject to applicable laws, performance under Letters of Credit by the Issuing Bank, its correspondents, and beneficiaries will be governed by the rules of the "International Standby Practices 1998" (ISP98) or such later revision as may be published by the International Chambers of Commerce.

          (j)  Letter of Credit Fee. On each Letter of Credit Payment Date, the
               --------------------
     Parent shall pay to Administrative Agent in arrears, for the account of each Bank in accordance with its Pro Rata Share, a Letter of Credit fee in an amount equal to the Applicable Margin times the actual daily maximum amount available to be drawn under each Letter of Credit since the later of the Closing Date and the previous Letter of Credit Payment Date.

          (k)  Fronting Fee and Documentary and Processing Charges Payable to
               --------------------------------------------------------------
     the Issuing Bank. On each Letter of Credit Payment Date, the Parent shall
     ----------------
     pay to Administrative Agent for the sole account of the Issuing Bank a fronting fee in an amount required under the Fee Letter or agreed to between the Parent and the Issuing Bank. In addition, the Parent shall pay directly to the Issuing Bank, upon demand, for its sole account its customary documentary and processing charges in accordance with its standard schedule, as from time to time in effect, for any Letter of Credit Action or other occurrence relating to a Letter of Credit for which such charges are customarily made. Such fees and charges are nonrefundable.

     2.7  Swing Line Loans.
          ----------------

          (a) Subject to the terms and conditions set forth in this Agreement, the Swing Line Bank agrees to make Swing Line Loans to the Parent until the Termination Date in such amounts as the Parent may from time to time request; provided, however, that (i) the aggregate principal amount of all
              --------  -------
     Swing Line Loans shall not exceed the Swing Line Sublimit, (ii) the Outstanding Obligations of each Bank shall not exceed such Bank's Commitment and (iii) the Outstanding Obligations of all Banks shall not exceed the combined Commitments at any time. This is a revolving credit and, subject to the foregoing and the other terms and conditions hereof, the Parent may borrow, prepay and reborrow Swing Line Loans as set forth herein without premium or penalty; provided, however, that Swing Line Bank may terminate or suspend the Swing Line at any time in its sole discretion upon notice to the Parent. Each Swing Line Loan shall bear interest at a rate equal to the rate applicable to Base Rate Loans and shall be in Dollars.

          (b) Unless notified to the contrary by Swing Line Bank, the Parent may irrevocably request a Swing Line Loan in the Minimum Tranche therefor upon notice to Swing Line Bank not later than 8:30 a.m. (San Francisco time) therefor. Each such request for a Swing Line Loan shall constitute a representation and warranty by the applicable Borrower that the conditions set forth in Section 5.2 are satisfied. Promptly after receipt of such
                  -----------
     request, the Swing Line Bank shall obtain telephonic verification from Administrative Agent that such Swing Line Loan is permitted hereunder.
     Upon receiving such verification, the Swing Line Bank shall make such Swing Line Loan available to the Parent. Without the consent of Required Banks and the Swing Line Bank, no Swing Line Loan shall be made during the continuation of a Default or Event of Default. Upon the making of each Swing Line Loan, each Bank shall be deemed to have purchased from the Swing Line Bank a risk participation therein in an amount equal to that Bank's Pro Rata Share times the amount of the Swing Line Loan.
                    -----

          (c) Each Swing Line Loan shall bear interest at a fluctuating rate per annum equal to the rate of interest payable on Base Rate Loans and interest shall be payable upon demand of the Swing Line Bank and on the Termination Date. The Swing Line Bank shall be responsible for invoicing the Parent (or notifying Administrative Agent to so invoice the Parent) for such interest. The interest payable on Swing Line Loans is solely for the account of the Swing Line Bank, except following any funding of a risk participation under clause (f) below.

          (d)  The Parent shall repay each Swing Line Loan on the earliest of
     (i) the fifth Business Day after it is made, (ii) upon demand made by Swing Line Bank and (iii) the Termination Date. The Parent shall repay the principal amount of each Swing Line Loan by payment directly to Swing Line Bank or by Swing Line Bank debiting the Parent's deposit account at Swing Line Bank not later than 8:00 a.m. San Francisco time for payments hereunder. If the conditions precedent set forth in Section 5.2 can be satisfied, the Parent may request a Borrowing
              -----------
     of Committed Loans to repay Swing Line Bank pursuant to Section 2.1, or,
                                                             -----------
     failing to make such request, the Parent shall be deemed to have requested a Borrowing of Base Rate Loans on such payment date pursuant to subsection
     (f) below. Swing Line Bank shall promptly notify Administrative Agent of each Swing Line Loan and each payment thereof.

          (e) If the Parent fails to timely make any principal of or interest payment on any Swing Line Loan, Swing Line Bank shall notify the Administrative Agent of such fact and the unpaid amount. The Administrative Agent shall promptly notify each Bank of its Pro Rata Share of such amount by 8:30 a.m. (San Francisco time). Each Bank shall make funds in an amount equal to its Pro Rata Share of such amount available to the Administrative Agent at the Administrative Agent's Payment Office not later than the 11:00 a.m. (San Francisco time) for payments hereunder on the following Business Day. The obligation of each Bank to make such payment shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.
     Any such payment shall not relieve or otherwise impair the obligation of the Parent to repay the Swing Line Bank for any amount of Swing Line Loans, together with interest as provided herein.

          (f)  If the conditions precedent set forth in Section 5.2 can be
                                                        -----------
     satisfied on any date the Parent is obligated to, but fails to, repay a Swing Line Loan, the funding by Banks pursuant to the previous subsection shall be deemed to be a Borrowing of Base Rate Loans (without regard to the minimum amount therefor) deemed requested by the Parent. If the conditions precedent set forth in Section 5.2 cannot be satisfied on the date the
                            -----------
     Parent is obligated to make, but fails to make, such payment, the funding by Banks pursuant to the previous subsection shall be deemed to be a funding by each Bank of its participation in such Swing Line Loan, and each Bank making such funding shall thereupon acquire a pro rata participation, to the extent of its payment, in the claim of Swing Line Bank against the Parent in respect of such payment and shall share, in accordance with that pro rata participation, in any payment made by the Parent with respect to such claim. Any amounts made available by a Bank under its risk participation shall be payable by the Parent upon demand of Administrative Agent, and shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin plus 2%.

     2.8  Voluntary Termination or Reduction of Commitments.  The Borrowers may,
          -------------------------------------------------
upon not less than five Business Days' prior notice to the Administrative Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum of $5,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of Outstanding Obligations would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share.

     2.9  Prepayments.
          -----------

          (a)  Optional. Subject to Section 4.4, the Borrowers may, at any time
               --------             -----------
     or from time to time, by giving the Administrative Agent irrevocable notice not later than (i) 8:30 a.m. (San Francisco time) on the date of the proposed prepayment, in the case of Base Rate Loans and (ii) 8:30 a.m. (San Francisco time) three Business Days prior to the proposed payment date, in the case of Offshore Rate Loans, ratably prepay Loans in whole or in part, in amounts equal to the Minimum Tranche. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and the Applicable Currency. The Administrative Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.4.
                                                  -----------

          (b)  Mandatory Prepayment - Securitization. Upon any Permitted
               -------------------------------------
     Receivables Securitization, Funded Debt shall be reduced by the repayment of Loans and other Senior Debt in an amount equal to the amount received by the seller of such receivables. Any such reduction shall be applied in the following order: (i) to the Loans of the respective Borrower, if the receivables were created by the respective Borrower or its Subsidiaries (it being understood that if the creator of the receivables is a Subsidiary Borrower or a Subsidiary of a Subsidiary Borrower, the proceeds will be applied first to the Loans of such Subsidiary Borrower, then to Loans of the Parent), (ii) to other Senior Debt of the respective Borrower if the receivables were created by the respective Borrower or any of its Subsidiaries (it being understood that if the creator of the receivables is a Subsidiary Borrower or a Subsidiary of a Subsidiary Borrower, the proceeds will be applied first to the other Senior Debt of the Subsidiary Borrower, then to the other Senior Debt of the Parent), (iii) to the Loans of any Borrower, and (iv) to other Senior Debt of any Borrower.

          (c)  Mandatory Prepayment - Commitment Reduction. If for any reason
               -------------------------------------------
     the Outstanding Obligations exceed the combined Commitments or the Outstanding Obligations of APW-NA exceed the APW-NA Sublimit as in effect or as reduced or because of any limitation set forth in this Agreement or otherwise, the Borrowers shall immediately prepay Loans and/or deposit cash in a Letter of Credit Cash Collateral Account in an aggregate amount equal to such excess.

     2.1  Currency Exchange Fluctuations. If on any Determination Date, the
          ------------------------------
Administrative Agent shall have determined that the aggregate Dollar Equivalent principal amount of the Outstanding Obligations then outstanding exceeds the combined Commitments of the Banks by more than $250,000, or the Outstanding Obligations of APW-NA exceed the APW-

NA Sublimit by more than $100,000 due to a change in applicable rates of exchange between Dollars and Offshore Currencies, then the Administrative Agent shall give notice to the Borrowers that a prepayment is required under this Section, and the Borrowers agree thereupon to make prepayments of Loans (and if all Loans shall be fully paid, deposit cash in a Cash Collateral Account) such that, after giving effect to such prepayment, the aggregate Dollar Equivalent amount of all Outstanding Obligations, does not exceed the combined Commitments and the aggregate Dollar Equivalent of all Outstanding Obligations of APW-NA does not exceed the APW-NA Sublimit. Prepayments of Loans under this Section
                                                                     -------
2.10 shall be applied (and, to the extent necessary, made in the Applicable
----
Currency) to repay first, Swing Line Loans, second Base Rate Loans and third, Offshore Rate Loans. Any prepayment of an Offshore Rate Loan shall be subject to the provisions of Section 4.4.
                  -----------

     2.1  Repayment.
          ---------

          (a) The Borrowers shall repay to the Banks on the Termination Date the aggregate principal amount of all Loans outstanding on such date.

          (b) The Borrowers shall deposit cash in a Letter of Credit Cash Collateral Account in the amount of all Letter of Credit Usage on the Termination Date.

     2.1  Interest.
          --------

          (a) Each Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be, plus the Applicable Margin (and subject to the Borrower's right to convert to other Types of Loans under Section 2.4).
                                -----------

          (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Offshore Rate Loans under Sections 2.8, 2.9 or 2.10 for the portion of the
                               ------------  ---    ----
     Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Banks.

          (c) Any change in the Applicable Margin or Applicable Non-Use Fee Rate resulting from a change in the Pricing Level in accordance with the Pricing Grid shall be effective 60 days (or, in the case of the last Fiscal Quarter of any Fiscal Year, 90 days, respectively) after the end of each Fiscal Quarter based on the Debt to EBITDA Ratio of the Parent and its Subsidiaries on a consolidated basis as of the last day of such Fiscal Quarter; it being understood that if the Parent fails to deliver the
              -- ----- ----------
     financial statements or certificate required by Sections 7.1(a), 7.1(b) or
                                                     ---------------  ------
     7.1(c) by the 60th day (or, if applicable, the 90th day) after any Fiscal
     ------
     Quarter, commencing on such 60th or 90th day, as applicable, until the date such financial statements or certificate are delivered, the Pricing Level in effect shall be in Pricing Level I.

          (d) After maturity of any Loan (whether by acceleration or otherwise), such Loan shall bear interest on the unpaid principal amount thereof at a rate per annum equal to (i) for any Base Rate Loan the sum of two percent (2%) plus the Base Rate plus the Applicable Margin from time to time in effect; and (ii) for any Offshore Rate Loan, the sum of three percent (3%) plus the rate of interest in effect thereon at the time of such maturity until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of two percent (2%) plus the Base Rate plus the Applicable Margin from time to time in effect in an amount equal to the Dollar Equivalent of such Offshore Rate Loan on the last day of the applicable Interest Period with respect thereto.

     2.1  Fees.
          ----

          (a)  Arrangement and Agency Fees. The Parent shall pay an arrangement
               ---------------------------
     fee to the Lead Arranger for the Lead Arranger's own account, and shall pay an agency fee to the Administrative Agent for the Administrative Agent's own account, as required by the letter agreement ("Fee Letter") between the
                                                        ----------
     Parent, the Borrowers, the Lead Arranger and the Administrative Agent dated April 18, 2000 as supplemented.

          (b)  Non-Use Fees. The Borrowers shall jointly and severally pay to
               ------------
     the Administrative Agent for the account of each Bank a non-use fee payable on the daily unused portion of such Bank's Commitment, computed on a quarterly basis payable in arrears on the last Business Day of each February, May, August and November commencing August 31, 2000 and on the Termination Date based upon the daily utilization for that quarter as calculated by the Administrative Agent, equal to the Applicable Non-Use Fee Rate. For purposes of calculating the non-use fee, Letter of Credit Usage shall be deemed usage of the Commitments and Swing Line Loans shall not be deemed usage of the Commitments. The non-use fees provided in this Section
                                                                         -------
     2.13(b) shall accrue at all times after the above-mentioned commencement
     -------
     date, including at any time during which one or more conditions in Article V are not met.

     2.1  Computation of Fees and Interest.
          --------------------------------

          (a) All computations of interest, when calculated at the "prime rate", shall be made on the basis of a 365/6 day year and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year); provided that if the Borrowers and the Administrative Agent mutually determine that a different convention or practice arises with respect to a particular Offshore Currency in the London interbank market, computation of interest on Loans denominated in such Offshore Currency shall be made based on such convention or practice. Interest and fees shall accrue during each period during which interest or fees are computed from the first day thereof to the last day thereof.

          (b) For purposes of determining utilization of each Bank's Commitment in order to calculate the non-use fee due under Section 2.13, the amount of
                                                     ------------
     any outstanding Offshore Currency Loans and the Letter of Credit Usage on any date shall be determined based upon the Dollar Equivalent amount as of the most recent Determination Date with respect to such Offshore Currency Loans and the Letter of Credit Usage.

          (c) Each determination of an interest rate or a Dollar Equivalent amount by the Administrative Agent shall be conclusive and binding on the Borrowers and the Banks in the absence of manifest error.

     2.1  Payments by a Borrower.
          ----------------------

          (a) All payments to be made by a Borrower shall be made without set-off, deduction, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by a Borrower shall be made to the Administrative Agent for the account of the Banks at the Administrative Agent's Payment Office, and, with respect to principal of, interest on, and any other amounts relating to, any Offshore Currency Loan, shall be made in the Offshore Currency in which such Loan is denominated or payable, and, with respect to all other amounts payable hereunder, shall be made in Dollars. Such payments shall be made in Same Day Funds, and (i) in the case of Offshore Currency payments, no later than such time on the dates specified herein as may be determined by the Administrative Agent to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment, and (ii) in the case of any Dollar payments, no later than 12:00 p.m. (San Francisco time) on the date specified herein. The Administrative Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the Administrative Agent later than 12:00 p.m. (San Francisco time), or later than the time specified by the Administrative Agent as provided in clause
     (i) above (in the case of Offshore Currency payments), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

          (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (c) Unless the Administrative Agent receives notice from a Borrower prior to the date on which any payment is due to the Banks that said Borrower will not make such payment in full as and when required, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent such Borrower has not made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate in the case of Dollars and the Overnight Rate in the case of any other Applicable Currency for each day from the date such amount is distributed to such Bank until the date repaid.

     2.1  Payments by the Banks to the Administrative Agent.
          -------------------------------------------------

          (a) Unless the Administrative Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Administrative Agent for the account of the applicable Borrower the amount of that Bank's Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the applicable Borrower such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate in the case of Dollars and the Overnight Rate in the case of any other Applicable Currency for each day during such period. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this Section 2.16(a) shall be conclusive,
                                         ---------------
     absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Committed Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the applicable Borrower of such failure to fund and, upon demand by the Administrative Agent, such Borrower shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Committed Loans comprising such Borrowing.

          (b) The failure of any Bank to make any Committed Loan or on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Committed Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Committed Loan to be made by such other Bank on any Borrowing Date.

     2.1  Sharing of Payments, Etc.  If, other than as expressly provided
          ------------------------
elsewhere herein, any Bank shall obtain on account of the Committed Loans or Letter of Credit Usage made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Committed Loans or Letter of Credit Usage made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any
                                    --------  -------
portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrowers agree that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to
                                                -------------
such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

                                  ARTICLE III

                                   GUARANTY
                                   --------

     3.1  Obligations of APW-NA. All Obligations of APW-NA shall be guaranteed
          ---------------------
by all Domestic Subsidiaries of APW-NA pursuant to Guaranties. At the request of the Administrative Agent or the Required Banks, APW-NA shall cause each of its Domestic Subsidiaries, which shall not previously have delivered a Guaranty, to execute and deliver such guaranties and deliver such evidence of authority, correctness of signatures and opinions of counsel as the Administrative Agent or the Required Banks may from time to time reasonably require.

     3.2  Obligations of APW-Denmark. All Obligations of APW-Denmark shall be
          --------------------------
guaranteed by the Parent, APW-NA, the Domestic Subsidiaries of APW-NA, and, subject to Section 3.4, all Material Subsidiaries of APW-Denmark and all direct
           -----------
Material Subsidiaries of the Parent.  Subject to Section 3.4, the Parent shall,
                                                 ------------
at the request of the Administrative Agent or the Required Banks, cause each of its Subsidiaries required to guarantee the Obligations of APW-Denmark pursuant to the preceding sentence, which shall not previously have delivered a Guaranty, to execute and deliver such guaranties and deliver such evidence of authority, correctness of signatures and opinions of counsel as the Administrative Agent or the Required Banks may from time to time reasonably request.

     3.3  Obligations of the Parent. All obligations of the Parent shall be
          -------------------------
guaranteed by APW-NA, all Domestic Subsidiaries of APW-NA and, subject to
Section 3.4, all direct Material Subsidiaries of the Parent, and all Material
-----------
Subsidiaries of APW-Denmark. Subject to Section 3.4, the Parent shall, at the
                                        -----------
request of the Administrative Agent or the Required Banks, cause each of its Subsidiaries required to guarantee its Obligations pursuant to the preceding sentence, which shall not previously have delivered a Guaranty to execute and deliver such guaranties and deliver such evidence of authority, correctness of signatures and opinions of counsel as the Administrative Agent or the Required Banks may from time to time reasonably request.

     3.4  Failure to Deliver Guaranties. If the Parent or APW-NA shall fail to
          -----------------------------
deliver all the guaranties and other documentation required under Sections 3.1
                                                                  ------------
through 3.3, the Parent agrees that, until such time as such guaranties and
        ---
other documentation are so delivered:

          (a) No Borrower or Guarantor shall purchase or acquire, or make any commitment therefor, any capital stock, equity interest or other securities of, or any interest in, any existing Affiliate (other than a Guarantor), or make or commit to make any capital contribution to, or any investment in, any existing Affiliate (other than a Guarantor).

          (b) No Borrower or Guarantor shall make any loan, advance or extension of credit to any Affiliate (other than a Borrower or a Guarantor), other than loans, advances or extensions of credit not exceeding $10,000,000 at any time outstanding.

          (c) No Guarantor shall declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem, or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, unless all such payments or distributions are made directly or indirectly to a Borrower or Guarantor (it being understood that a payment or distribution is made indirectly to a Borrower or Guarantor if all the proceeds thereof are in fact received by such Borrower or Guarantor).

          (d) No Borrower or Guarantor shall make any payments on Debt to any Affiliate other than payments directly or indirectly to a Borrower or Guarantor (it being understood that a payment is made indirectly to a Borrower or Guarantor if all the proceeds thereof are in fact received by such Borrower or Guarantor) other than payments not in excess of $5,000,000 in any Fiscal Year.

     In the event the provisions of this Section 3.4 and the provisions of
                                         -----------
Article VII at any time conflict, the provisions more restrictive to the Borrowers and the Guarantors shall govern.

     3.5  Assets and Revenues of Guarantors.
          ---------------------------------

     Notwithstanding any of the foregoing provisions of this Article III, the
                                                             -----------
Borrowers agree that at all times:

          (a) each Subsidiary of APW-NA or of APW-Denmark, which (i) owns directly assets (other than equity interests in Subsidiaries) comprising 5% or more of the assets (other than equity interests in Subsidiaries) of APW-NA and its Subsidiaries on a consolidated basis or APW-Denmark and its Subsidiaries on a consolidated basis or (ii) in the most recent fiscal quarter or fiscal year has directly generated 5% or more of the revenues of APW-NA and its Subsidiaries on a consolidated basis or APW-Denmark and its Subsidiaries on a consolidated basis, shall have delivered such guaranties, evidences of authority, evidences of correctness of signatures and opinions of counsel as shall be satisfactory to the Administrative Agent; and

          (b) the assets (other than equity interests in Subsidiaries) held and revenues generated directly by Subsidiaries, which have not delivered guaranties, evidences of authority, evidences of correctness of signatures and opinions of counsel satisfactory to the Administrative Agent and the Required Banks, shall not exceed 15% of the assets (other than equity interests in Subsidiaries) of APW-NA and its Subsidiaries on a consolidated basis or of APW-Denmark and its Subsidiaries on a consolidated basis or 15% of the revenues generated in the most recent fiscal year or fiscal quarter of APW-NA and its Subsidiaries on a consolidated basis or APW-Denmark and its Subsidiaries on a consolidated basis; provided, that subject to Section 3.5(a) guarantees shall not be required from direct Subsidiaries of APW Electronics Overseas Investments Ltd. under this Section 3.5(b).

     Any calculation under this Section 3.5 shall be made on a pro forma basis,
                                -----------
as if any acquisition in the relevant period were made on the first day of such period.

     3.6  Further Assurances. If any Guaranty delivered pursuant to this
          ------------------
Article III  is limited in amount and if the applicable Guarantor would be
-----------
legally permitted to deliver a Guaranty in a greater amount (or in an unlimited amount), at the request of the Administrative Agent or the Required Banks, it will deliver a replacement Guaranty, evidences of authority, evidences of correctness of signatures and opinions of counsel reasonably satisfactory to the Administrative Agent.

                                  ARTICLE IV

                    TAXES, YIELD PROTECTION AND ILLEGALITY
                    --------------------------------------

     4.1  Taxes.
          -----

          (a) Any and all payments by the Borrowers to each Bank or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrowers shall pay all Other Taxes and Further Taxes.

          (b) If the Borrowers shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, then:

               (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

               (ii)   the Borrowers shall make such deductions and withholdings;

               (iii) the Borrowers shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

               (iv) the Borrowers shall also pay to each Bank or the Administrative Agent for the account of such Bank, at the time interest is paid, Further Taxes in an amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

          (c) Each Borrower agrees to indemnify and hold harmless each Bank and the Administrative Agent for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Bank reasonably specifies as necessary to preserve the after-tax yield such Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date a Bank or the Administrative Agent makes written demand therefor.

          (d) Within 30 days after the date of any payment by the Borrowers of Taxes, Other Taxes or Further Taxes, the Borrowers shall furnish to each Bank or the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Administrative Agent.

          (e) If a Borrower is required to pay additional amounts to any Bank or the Administrative Agent pursuant to Section 4.1(b) or (c) then such
                                             --------------    ---
     Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

     4.2  Illegality.
          ----------

          (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans (including Offshore Rate Loans in any Applicable Currency), then, on notice thereof by the Bank to the Borrowers through the Administrative Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

          (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Borrowers shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Administrative Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on
                                                         -----------
     the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If a Borrower is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, such Borrower shall borrow from the affected Bank, in the Dollar Equivalent amount of such repayment, a Base Rate Loan.

          (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Borrowers may elect, by giving notice to the Bank through the Administrative Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Loans.

          (d) Before giving any notice to the Administrative Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

     4.3  Increased Costs and Reduction of Return.
          ---------------------------------------

          (a) If any Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority after the date hereof (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Borrowers shall be liable for, and shall from time to time, within 10 days after demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

          (b) If any Bank shall have determined that (i) the introduction after the date hereof of any Capital Adequacy Regulation, (ii) any change after the date hereof in any Capital Adequacy Regulation, (iii) any change after the Closing Date in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation adopted after the Closing Date, affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Borrowers through the Administrative Agent, the Borrowers shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

     4.4  Funding Losses. The Borrowers shall reimburse each Bank and hold each
          --------------
Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

          (a) the failure of the Borrowers to make on a timely basis any payment of principal of any Offshore Rate Loan;

          (b) the failure of the Borrowers to borrow, continue or convert a Loan after the Borrowers have given (or are deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

          (c) the failure of the Borrowers to make any prepayment of any Loan in accordance with any notice delivered under Section 2.9;
                                                   -----------

          (d)  the prepayment (including pursuant to Sections 2.8, 2.9 or 2.10)
                                                    ------------  ---    ----
     or other payment (including after acceleration thereof) of any Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

          (e)  the automatic conversion under Section 2.4 of any Offshore Rate
                                              -----------
     Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

     4.5  Inability to Determine Rates. If the Required Banks determine that
          ----------------------------
for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to such Banks of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Administrative Agent upon the instruction of the Required Banks revokes such notice in writing. Upon receipt of such notice, the Borrowers may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrowers do not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Borrowers, in the amount specified in the applicable notice submitted by the Borrowers, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans. In the case of any Offshore Currency Loans, the Borrowing or continuation shall be in an aggregate amount equal to the Dollar Equivalent amount in Dollars of the originally requested Borrowing or continuation in the Offshore Currency, and to that end any outstanding Offshore Currency Loans which are the subject of any continuation shall be redenominated and converted into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans.

     4.6  Certificates of Banks. Any Bank claiming reimbursement or compensation
          ---------------------
under this Article IV shall deliver to the Borrowers (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to such Bank hereunder and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error. In determining the amount payable to the Bank pursuant to this Article IV, each Bank shall act reasonably and in good faith and will, to the extent the increased costs or reductions in amounts received or receivable relate to such Bank's loans in general (including the Loans) and are not specifically attributable to the Loans and other amounts due hereunder, use averaging and attribution methods which are reasonable and which cover all loans similar to the Loans made by such Bank.

     4.7  Substitution of Banks. Upon the receipt by any Borrower from any Bank
          ---------------------
(an "Affected Bank") of a claim for compensation under Section 4.1, 4.2 or 4.3,
     -------------                                     -----------  ---    ---
the Borrowers may: (i) request the Affected Bank to cooperate with the Borrowers in its efforts to obtain a replacement bank or financial institution satisfactory to the Borrowers to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"); (ii)
                                                 ----------------
request one more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; or (iii) designate a Replacement Bank.
Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld).

     4.8  Survival.  The agreements and obligations of the Borrowers in this
          --------
Article IV shall survive the payment of all other Obligations.

                                   ARTICLE V

                             CONDITIONS PRECEDENT
                             --------------------

     5.1  Conditions of Initial Loans or Letter of Credit. The obligation of
          -----------------------------------------------
each Bank to make its initial Loan or the Issuing Bank to issue its Initial Letter of Credit hereunder, is subject to the condition that the Administrative Agent have received on or before the Closing Date all of the following, in form and substance satisfactory to the Administrative Agent, and in sufficient copies for each Bank:

          (a)  Credit Agreement. This Agreement executed by each party hereto.
               ----------------

          (b)  Guarantees. The Guarantees executed by each Guarantor.
               ----------

          (c)  Notes. A Note of each Borrower payable to the order of each Bank
               -----
     requesting a Note.

          (d)  Resolutions-Borrower. Certified copies of resolutions of the
               --------------------
     Board of Directors of each Borrower authorizing or ratifying the execution, delivery and performance by such Borrower of this Agreement and the other documents provided for in this Agreement to be executed by such Borrower.

          (e)  Incumbency and Signatures. A certificate of the Secretary, an
               -------------------------
     Assistant Secretary or a comparable officer of each Borrower certifying the names of the officer, officers or other authorized representatives of each Borrower authorized to sign this Agreement and the other documents provided for in this Agreement to be executed by such Borrower, together with a sample of the true signature of each such officer or authorized representative (it being understood that the Administrative Agent and each Bank may conclusively rely on such certificate until formally advised by a like certificate of any changes therein).

          (f)  Resolutions. Certified copies of resolutions of the Board of
               -----------
     Directors of each Guarantor authorizing or ratifying the execution, delivery and performance by such Guarantor of its Guaranty and the other documents provided for in this Agreement to be executed by such Guarantor.

          (g)  Incumbency and Signatures. A certificate of the Secretary, an
               -------------------------
     Assistant Secretary or a comparable officer of each Guarantor certifying the names of the officer, officers or other authorized representatives of such Guarantor authorized to sign the documents provided for in this Agreement to be executed by such Guarantor, together with a sample of the true signature of each such officer or authorized representative (it being understood that the Administrative Agent and each Bank may conclusively rely on such certificate until formally advised by a like certificate of any changes therein).

          (h)  Opinions of Counsel for the Borrowers and the Guarantors. The
               --------------------------------------------------------
     opinions of counsel to the Borrowers and the Guarantors in the form of [Exhibit D].
      ---------

          (i)  Termination of Existing Credit Agreement. Evidence, reasonably
               ----------------------------------------
     satisfactory to the Administrative Agent, that Debt listed in the attached
     Schedule 5.1, including the Existing Credit Agreement, shall have been
     ------------
     paid, and all commitments with respect thereto have been terminated.

          (j)  Evidence of Distribution. A Certificate of the Parent to the
               ------------------------
     effect that the Distribution shall have been completed in accordance with or shall concurrently with the initial Loan or Letter of Credit Action be completed in accordance with the Distribution Agreement.

          (k)  Closing Compliance Certificate. A certificate of the Parent
               ------------------------------
     evidencing that after giving effect to the initial Loans and Letters of Credit, the Parent and the Borrowers shall be in compliance with the provisions of this Agreement, including on a pro forma basis with the provisions of Section 7.6.
                   -----------

          (l)  Payment of Fees. Evidence of payment by the Borrowers of all
               ---------------
     accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of Bank of America to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute Bank of America's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Borrowers and Bank of America), including any such costs, fees and expenses arising under or referenced in Sections 2.13 and 10.4.
                      -------------     ----

          (m)  Other Documents. Such other approvals, opinions, documents or
               ---------------
     materials as the Administrative Agent or any Bank may request.

     5.2  Conditions to All Borrowings and Letters of Credit. The obligation of
          --------------------------------------------------
each Bank to make any Loan to be made by it and of the Issuing Bank to take any Letter of Credit Action is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Letter of Credit Action
Date:

          (a)  Notice of Borrowing or Letter of Credit Application. The
               ---------------------------------------------------
     Administrative Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing or Letter of Credit Application.

          (b)  Continuation of Representations and Warranties. Before and after
               ----------------------------------------------
     giving effect to the proposed Loan or Letter of Credit Action and the application of proceeds thereof, the representations and warranties in
     Article VI (excluding, except in the case of the initial Loan or Letter of Credit hereunder, Sections 6.6 and 6.8) shall be true and
                       ------------     ---
     correct on and as of such Borrowing Date or Letter of Credit Action Date with the same effect as if made on and as of such Borrowing Date or Letter of Credit Action Date.

          (c)  No Existing Default. No Default or Event of Default shall exist
               -------------------
     or shall result from such Borrowing or Letter of Credit Action.

Each Notice of Borrowing and Letter of Credit Application submitted by a Borrower hereunder shall constitute a representation and warranty by such Borrower hereunder, as of the date of each such notice or request and as of each Borrowing Date that the conditions in Sections 5.2 (b) and (c) satisfied.
                                      ----------------     ---

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     To induce the Banks to enter into this Agreement and to make Loans hereunder and take Letter of Credit Actions, the Parent represents and warrants to the Administrative Agent and the Banks as follows:

     6.1  Organization, etc. Each of the Parent and each of its Subsidiaries is
          -----------------
a corporation duly incorporated, validly existing and in good standing (or similar concept under applicable law) under the laws of the jurisdiction of its incorporation. Each of the Parent and each of its Subsidiaries is duly qualified to do business, and is in good standing, in all other jurisdictions where failure to so qualify would have a Material Adverse Effect. Each of the Parent and each of its Subsidiaries has all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted. Each of the Parent and each of its Subsidiaries has full power and authority to conduct its business as proposed to be conducted, and to execute and deliver the Loan Documents to which it is a party and to engage in the transactions contemplated thereby.

     6.2  Authorization; No Conflict. The execution and delivery of this
          --------------------------
Agreement, the borrowings and incurrence of the other Obligations hereunder, the execution and delivery of the other Loan Documents, and the performance by each Loan Party of its obligations under each Loan Document to which it is a party are within each of the Loan Party's powers, have been duly authorized by all necessary action, have received all necessary governmental and regulatory approval, and do not and will not contravene or conflict with, or result in the creation or imposition of a lien under, any provision of law or of the charter or by-laws or similar documents of such Loan Party or of any agreement, instrument, order or decree that is binding upon such Loan Party.

     6.3  Validity and Binding Nature. Each Loan Document to which it is a
          ---------------------------
party constitutes the legal, valid, and binding obligations of each Loan Party enforceable against such Loan Party in accordance with its respective terms, except to the extent enforceability thereof is limited by bankruptcy, insolvency or other laws relating to, or affecting the enforcement of, creditors' rights in general, and by general principles of equity.

     6.4  Financial Statements.
          --------------------

          (a) All balance sheets, all statements of earnings, stockholders' equity and cash flow, and all other financial information which have been furnished by or on behalf of each Borrower to the Bank, including (i) the audited consolidated balance sheet at August 31, 1999 and the related audited consolidated statements of earnings, stockholders' equity and cash flow, for the Fiscal Year then ended, of Applied Power and its Subsidiaries, certified by PriceWaterhouse Coopers and (ii) the unaudited consolidated balance sheet dated February 29, 2000 and the related unaudited consolidated statements of earnings and cash flow, for the Fiscal Quarter then ended, of Applied Power and its Subsidiaries, as appearing in the report on Form 10-Q for such Fiscal Quarter filed by Applied Power with the U.S. Securities and Exchange Commission, have been prepared in accordance with GAAP consistently applied, except where not applicable thereto or as otherwise disclosed therein, throughout the periods involved and present fairly (subject to normal year-end adjustments, if applicable) the financial condition of Applied Power and its Subsidiaries as at the dates thereof and the results of their operations for the periods then ended. Applied Power and its Subsidiaries did not have as of such dates any material contingent liability or liabilities for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in the financial statements described above, and which, in accordance with GAAP, should have been reflected in such financial statements.

          (b) With respect to any representation and warranty which is deemed to be made after the date hereof by any Borrower, the balance sheet and statements of earnings, shareholders' equity and cash flow, which as of such date shall most recently have been furnished by or on behalf of each Borrower to the Banks for the purposes of or in connection with this Agreement shall have been prepared in accordance with GAAP consistently applied (except as disclosed therein), and shall present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof for the periods then ended, subject, in the case of quarterly financial statements, to normal year-end audit adjustments.

          (c)  Parent Pro Forma Financial Statement. Preliminary balance sheet
               ------------------------------------
     and pro forma income statement of the Parent and its Subsidiaries as of May 31, 2000, giving effect to the Distribution, fairly present the financial condition of the Parent and its Subsidiaries as of the date thereof.

          (d)  APW-NA Pro Forma Financial Statement. Preliminary balance sheet
               ------------------------------------
     and pro forma income statement of APW-NA and its Subsidiaries as of May 31, 2000, giving effect to the Distribution, fairly present the financial condition of APW-NA and its Subsidiaries as of the date thereof.

          (e)  APW-Denmark Pro Forma Financial Statement. Preliminary balance
               -----------------------------------------
     sheet and pro forma income statement of APW-Denmark and its Subsidiaries as of May 31, 2000, giving effect to the Distribution, fairly present the financial condition of APW-Denmark and its Subsidiaries as of the date thereof.

     6.5  No Material Adverse Effect. No event has occurred or condition has
          --------------------------
arisen that has had or is reasonably likely to have a Material Adverse Effect since August 31, 1999, with respect to the Parent and its Subsidiaries, APW-NA and its Subsidiaries or APW-Denmark and its Subsidiaries.

     6.6  Litigation and Contingent Liabilities. To the best of the Parent's
          -------------------------------------
knowledge, no litigation (including, without limitation, derivative actions), arbitration proceedings or governmental or regulatory proceedings are pending or threatened against the Parent or any Subsidiary of the Parent that would, if adversely determined, be reasonably likely to have a Material Adverse Effect, except as set forth in Item 6.6 of the Disclosure Schedule. Other than any
                       --------
liability incident to such litigation or proceedings, neither the Parent nor any Subsidiary has any contingent liabilities, except as provided for or disclosed in the financial statements referred to in Section 6.4, which would if adversely
                                           -----------
determined be reasonably likely to have a Material Adverse Effect.

     6.7  Liens. None of the assets of the Parent or any of its Subsidiaries is
          -----
subject to any Lien, except as permitted by Section 7.9.
                                            -----------

     6.8  Subsidiaries. Item 6.8 of the Disclosure Schedule correctly sets forth
          ------------   --------
the corporate name, jurisdiction of incorporation and ownership of each Subsidiary of the Parent. Such Subsidiaries and each Person becoming a Subsidiary of the Parent after the date hereof is and will be a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and each Subsidiary of the Parent is and will be duly qualified to do business in each other jurisdiction where failure to so qualify would have a Material Adverse Effect.

     6.9  Pension and Welfare Plans. During the twelve-consecutive-month period
          -------------------------
prior to the date of the execution and delivery of this Agreement or the making of any Loan hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Borrowers of any material liability, fine or penalty. Except as set forth in the pension and welfare plan footnote in the audited financial statements referred to in Section 6.4(a), neither the
                                                   --------------
Parent nor any of the Subsidiaries have any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of subtitle B of title I of ERISA.

     6.10 Regulated Industry. Neither the Parent nor any of its Subsidiaries is
          ------------------
(a) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     6.11  Regulations U and X. Neither the Parent nor any of its Subsidiaries
           -------------------
is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or maintaining or extending credit to others for such purpose except as permitted under Section 7.10. The Parent and its Subsidiaries do not hold Margin Stock
      ------------
having a value in excess of 25% of the assets of the Parent and its Subsidiaries taken as a whole.

     6.12  Taxes. Each of the Parent and each of its Subsidiaries, and, prior to
           -----
the Distribution, Applied Power and each of its Subsidiaries has filed all federal and all other material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

     6.13  Environmental and Safety Matters. Except as disclosed in Item 6.13 of
           --------------------------------
the Disclosure Schedule the Parent and each of its Subsidiaries is in substantial compliance with all federal, state and local laws, ordinances and regulations relating to safety and industrial hygiene or to environmental condition, including, without limitation, all Environmental Laws in jurisdictions in which the Parent or any Subsidiary owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of Hazardous Material, accepts or has accepted for transport any Hazardous Material or holds or has held any interest in real property or otherwise. Except as disclosed in Item 6.13 of the Disclosure Schedule, no demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry, whether brought by any governmental authority, private person or entity or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or, to the best of the Parent's knowledge, after due investigation, threatened against the Parent or any of its Subsidiaries, any real property in which the Parent or any such Subsidiary holds or has held an interest or any past or present operation of the Parent or any Subsidiary. Neither the Parent nor any of its Subsidiaries (i) is, to the best of the Parent's knowledge, after due investigation, the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a Release of any Hazardous Material into the environment, (ii) has received any notice of any Hazardous Material in or upon any of its properties in violation of any Environmental Laws, or (iii) knows of any basis for any such investigation, notice or violation, except as disclosed in Section 6.13 of the
                                                            ------------
Disclosure Schedule. No Release, threatened Release or disposal of Hazardous Material is occurring or has occurred on, under or to any real property in which the Parent or any of its Subsidiaries holds any interest or performs any of its operations in violation of any Environmental Law, except as disclosed in Item
6.13 of the Disclosure Schedule. None of the matters disclosed on such Schedule has had or is reasonably likely to have a Material Adverse Effect.

     6.14  Compliance with Law. Except as disclosed in Item 6.14 of the
           -------------------
Disclosure Schedule, each of the Parent and each of its Subsidiaries is in compliance with all statutes, judicial and administrative orders, permits and governmental rules and regulations which are material to its business or the non-compliance with which has had or is reasonably likely to have a Material Adverse Effect.

     6.15  Information. All information heretofore or contemporaneously herewith
           -----------
furnished by the Parent or any of its Subsidiaries to any Bank for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of the Parent or any of its Subsidiaries to any Bank pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not and will not omit to state any material fact necessary to make such information, taken as a whole, not misleading.

     6.16  Ownership of Properties. Each of the Parent and each of its
           -----------------------
Subsidiaries owns good and marketable title to or holds valid leasehold interests in all of its material properties and assets, real and personal, of any nature whatsoever, free and clear of all Liens except as permitted pursuant to Section 7.9 and none of them are in default beyond the expiration of any
   -----------
applicable grace period of any material obligation under any leases creating any of their leasehold interests in real property, and none of such property is subject to any Lien except as permitted pursuant to Section 7.9.
                                                    -----------

     6.17  Patents, Trademarks, etc. Each of the Parent and each of its
           ------------------------
Subsidiaries owns or licenses and possesses all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as the Parent considers necessary for the conduct of the businesses of the Parent and such Subsidiaries as now conducted without, individually or in the aggregate, any infringement upon rights of other persons which would be reasonably likely to have a Material Adverse Effect.

     6.18  Insurance. The Parent and each of its Subsidiaries maintain with
           ---------
responsible insurance companies insurance (including insurance against claims and liabilities arising out of the manufacture or distribution of any products) with respect to their properties and businesses against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses, except as disclosed in Item 6.18 of the Disclosure Schedule.

     6.19  Solvency. Each Borrower, each Guarantor and Applied Power is Solvent.
           --------

     6.20  Intercompany Debt. All Debt of the Parent or any Subsidiary of the
           -----------------
Parent to the Parent or any Subsidiary of the Parent is subordinated to the Obligations pursuant to a subordination agreement in substantially the form attached as Exhibit H.
            ---------

     6.21  Applied Power Agreements. The Parent and the Borrowers have entered
           ------------------------
into agreements with Applied Power regarding environmental liabilities, litigation, contingent liabilities and shared services in substantially the forms delivered to the Banks prior to the date of this Agreement and such agreements remain in full force and effect.

     6.22  Parent Shareholders Equity. As of the date of the initial Loan or
           --------------------------
Letter of Credit Action, the Shareholders Equity of the Parent shall not be less than $575,000,000.

     6.23  Financial Assistance. The giving of guaranties by the Borrowers and
           --------------------
the Guarantors as contemplated by the Loan Documents and the use of proceeds of the Loans hereunder have not constituted or involved and will not constitute or involve any arrangement amounting to unlawful financial assistance within the meaning of Section 151 of the UK Companies Act 1985 or any similar law in the jurisdiction in which such Borrower or Guarantor is organized.

                                  ARTICLE VII

                                   COVENANTS
                                   ---------

     Until the expiration or termination of the Commitments, and thereafter until all obligations of the Borrowers hereunder are paid in full, the Parent agrees that, unless at any time the Required Banks shall otherwise expressly consent in writing, it will:

     7.1   Reports, Certificates and Other Information.  Furnish to the
           -------------------------------------------
Administrative Agent and each Bank:

           (a) Audit Report. Promptly when available and in any event within 90
               ------------
     days after the close of each Fiscal Year,   in the case of the Parent a
     copy of the annual audit report of the Parent and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Parent and its Subsidiaries for such Fiscal Year certified, without qualification as to going concern or scope, by independent auditors of recognized national standing selected by the Parent and reasonably acceptable to the Required Banks, (ii) in the case of each Subsidiary Borrower, consolidated balance sheets as of the end of such Fiscal Year and related consolidated statements of earnings and cash flow for such Fiscal Year, of each Subsidiary Borrower and its Subsidiaries, together with a certificate of the chief financial officer or the Treasurer of such Subsidiary Borrower to the effect that such financial statements fairly present the financial conditions and results of operations of such Subsidiary Borrower and its Subsidiaries as of the date and periods indicated, and (iii) in the case of the Parent, an unaudited consolidating balance sheet and statements of earnings and cash flow of such Fiscal Year, with, in the case of each Fiscal Year commencing with the Fiscal Year ending August 31, 2001, comparable information at the close of, and for, the prior Fiscal Year.

          (b)  Interim Reports. Promptly when available and in any event within
               ---------------
     60 days after the end of each Fiscal Quarter (except the last Fiscal Quarter of each Fiscal Year), consolidated balance sheets of the Parent and its Subsidiaries and each Subsidiary Borrower and its Subsidiaries as of the end of such Fiscal Quarter, consolidated statements of earnings and a consolidated statement of cash flow for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter of the Parent or such Subsidiary Borrower, as the case may be, and its respective Subsidiaries, with, in the case of each Fiscal Quarter ending on or after November 30, 2001, comparable information at the close of and for the corresponding Fiscal Quarter of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year, together with a certificate of the chief financial officer or the Treasurer of the Parent or such Subsidiary Borrower, as the case may be, to the effect that such financial statements fairly present the financial condition and results of operations of the Parent or such Subsidiary Borrower, as the case may be, and its respective Subsidiaries as of the date and periods indicated (subject to normal year-end adjustments).

          (c)  Compliance Certificate. Concurrently with each set of financial
               ----------------------
     statements delivered pursuant to Section 7.1(a) and 7.1(b), a Compliance
                                      --------------     ------
     Certificate executed by the chief financial officer or the Treasurer of the Parent.

          (d)  Reports to SEC. Promptly upon the filing or sending thereof, a
               --------------
     copy of any annual, periodic or special report or registration statement (inclusive of exhibits thereto) filed by the Parent or any of its Subsidiaries with the SEC or any securities exchange.

          (e)  Notice of Default and ERISA Matters. Immediately upon becoming
               -----------------------------------
     aware of any of the following, written notice describing the same and the steps being taken by the Parent or the Subsidiary of the Parent affected thereby with respect thereto: (i) the occurrence of an Event of Default or a Default; (ii) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Parent to the Banks which has been instituted or, to the knowledge of the Parent, is threatened against the Parent or any Subsidiary of the Parent or to which any of the properties of any thereof is subject which, if adversely determined, is reasonably likely to have a Material Adverse Effect; (iii) the institution of any steps by the Parent, any of its Subsidiaries or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Parent or any Subsidiary of the Parent furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of any Borrower with respect to any post-retirement Welfare Plan benefit; and (iv) any other event or occurrence which has had or is reasonably likely to have a Material Adverse Effect.

          (f)  Subsidiaries. Promptly upon the formation of any Subsidiary or
               ------------
     any Subsidiary becoming a Material Subsidiary, notice of such fact.

          (g)  Other Information. From time to time such other information
               -----------------
     concerning the Parent and its Subsidiaries as any Bank or the Administrative Agent may reasonably request.

     7.2  Books, Records and Inspections. Keep, and cause each of its
          ------------------------------
Subsidiaries to keep, its books and records reflecting all of its business affairs and transactions in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; and permit, and cause each of its Subsidiaries to permit, any Bank or the Administrative Agent or any representative thereof, at reasonable times and on reasonable notice, to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Parent hereby authorizes such independent auditors to discuss such financial matters with any Bank or the Administrative Agent or any representative thereof), and to examine (and, at the Parent's or such Subsidiary's expense, make copies of) any of its books or other corporate records.

     7.3  Insurance. Maintain, and cause each of its Subsidiaries to maintain,
          ---------
with responsible and financially-sound insurance companies or associations, insurance in such amounts and covering such risks as is usually maintained by companies engaged in similar businesses and owning similar properties similarly situated , except as disclosed in Item 6.18 of the Disclosure Schedule.

     7.4  Compliance with Law; Payment of Taxes and Liabilities. (a) Comply,
          -----------------------------------------------------
and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders; (b) pay, and cause each of its Subsidiaries to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property, provided, however, that the foregoing
                                           --------  -------
shall not require the Parent or any such Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto; and (c) comply, and cause each of its Subsidiaries to comply in all material respects with all material contractual obligations.

     7.5  Maintenance of Existence, etc. Maintain and preserve, and (subject to
          -----------------------------
Section 7.7) cause each of its Subsidiaries to maintain and preserve, (a) its
-----------
existence and good standing in the jurisdiction of its organization and (b) its foreign qualification in each other jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing will not have a Material Adverse Effect).

     7.6  Financial Ratios and Restrictions.
          ---------------------------------

          (a)  Fixed Charge Coverage Ratio-Parent. Not permit the Fixed Charge
               ----------------------------------
     Coverage Ratio of the Parent and its Subsidiaries to be less than 2.0 to 1.0.

          (b)  Debt to EBITDA Ratio-Parent. Not permit the Debt to EBITDA Ratio
               ---------------------------
     of the Parent and its Subsidiaries to exceed 3.50 to 1.0 during the period commencing the date hereof through August 31, 2001 and 3.25 to 1.0 at any time thereafter.

          (c)  Debt to EBITDA Ratio-APW-NA. Not permit the Debt to EBITDA Ratio
               ---------------------------
     of the APW-NA and its Subsidiaries to exceed 4.00 to 1.0 at any time.

          (d)  Senior Debt to EBITDA Ratio-APW-NA. Not permit the Senior Debt to
               ----------------------------------
     EBITDA Ratio of APW-NA and its Subsidiaries to exceed 3.0 to 1.0 at any time; provided, that in calculating Funded Debt, Subordinated Debt payable
           --------
     to an Affiliate (unless already excluded in consolidation) shall be excluded at any time.

     7.7  Mergers, Consolidations and Purchases. Not, and not permit any of its
          -------------------------------------
Subsidiaries to, be a party to any merger or consolidation, or purchase or otherwise acquire all or a substantial portion of the business or, assets of, or any stock of any class of, or any partnership or joint venture interest in, any other Person, except for:

          (a) any such merger or consolidation, by any such Subsidiary into or with the Parent or into or with any wholly-owned Subsidiary of the Parent; provided, however, that neither APW-NA nor any Subsidiary of APW-NA may so merge or consolidate into or with any entity other than APW-NA or a Subsidiary of APW-NA;

          (b) any such purchase or other acquisition by the Parent or a Borrower of the assets or stock of any wholly-owned Subsidiary of the Parent, provided, however, that neither APW-Denmark nor any of its Subsidiaries may purchase or otherwise acquire such assets of such a Subsidiary other than a Subsidiary of APW-Denmark; or

          (c)  any Acquisition if

               (i)(A) such Acquisition is an acquisition of assets, or (B) such Acquisition is by merger and the Parent or a wholly-owned Subsidiary of the Parent is the surviving corporation,

               (ii) the Acquisition has been approved by the board of directors of the seller of assets or the Person to be acquired,

               (iii) the Acquisition is in the electronic manufacturing services industry or related businesses including OEM Divestiture Purchases,

               (iv) if the consideration paid for such Acquisition is greater than $25,000,000, the assets acquired, if an asset Acquisition, or the entity acquired, if a stock or other equity Acquisition, shall have had a positive EBITDA for the prior twelve month period (after giving effect to such adjustments as to which the Administrative Agent may agree in its sole discretion),

               (v) the total consideration for all Acquisitions after the date hereof which did not have such a positive EBITDA in the twelve month period prior to each such Acquisition shall not exceed $60,000,000,

               (vi) no Event of Default or Default exists or would result therefrom,

               (vii) the Parent and the Borrowers would be in compliance on a pro forma basis, giving effect to such Acquisition, with all covenants in this Agreement;

               (viii) prior to the consummation of such Acquisition, the Parent provides to each Bank notice of such Acquisition and, if the purchase price of such Acquisition is $50,000,000 or more, a certificate of the chief financial officer or the treasurer of the Parent (attaching computations to demonstrate compliance with all financial covenants hereunder) stating that such Acquisition complies with this Section
                                                                      -------
          7.7 and that any other conditions under this Agreement relating to
          ---
          such Acquisition have been satisfied,

               (ix) with respect to any Acquisition, if after giving effect thereto, the Debt to EBITDA Ratio on a pro forma basis (with such adjustments as the Administrative Agent may approve in its sole discretion) would exceed 3.25 to 1.0, the Required Banks shall have consented to such Acquisition, and

               (x) within 30 days after such Acquisition, the Borrower shall have notified the Administrative Agent of the historical quarterly revenues and EBITDA of the assets acquired or the entity acquired over the prior 12 months.

     Notwithstanding the foregoing, (x) no Borrower may merge or consolidate unless such Borrower is the surviving corporation, (y) no Guarantor may merge or consolidate unless the surviving corporation is a Guarantor which guaranties the same Obligations as were guaranteed by the merging or consolidating Guarantor and (z) none of the Borrowers or the Guarantors may use proceeds of the Loans to make an Acquisition which would result in any of the Guaranties being voided, reduced or limited.

     7.8  Commercial Paper Lines. Not, and not permit any of its Subsidiaries
          ----------------------
to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Debt with respect to unsecured commercial paper except to the extent the Parent or such Subsidiary has unused unsecured lines of credit or other availability backing up such commercial paper.

     7.9  Liens. Not, and not permit any of its Subsidiaries to, create or
          -----
permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature, whether now owned or hereafter acquired, except (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves; (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety and appeal bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, and, in each case, for which it maintains adequate reserves; (c) Liens identified on
Item 7.9 of the Disclosure Schedule; (d) Liens in connection with Capital Leases
--------
(in amounts not in excess of $10,000,000); (e) any Lien arising in connection with the acquisition of fixed assets (whether real or personal property) (other than an acquisition described in clause (i) of this Section) after the date hereof, and attaching only to the property being acquired, provided that the principal amount of the Debt secured by each such Lien shall not exceed the purchase price of the applicable fixed asset and the aggregate amount of all Debt secured by such Liens shall not at any time exceed $10,000,000; (f) attachments, judgments and other similar Liens, for sums not exceeding $2,000,000, arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings; (g) other Liens incidental to the conduct of the business of the Parent or a Subsidiary or the ownership of its property or assets, including easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens, which Liens were not incurred in connection with the borrowing of money and do not, in any case or in the aggregate, interfere in any material respect with the ordinary conduct of the business of the Parent or any Subsidiary; (h) building restrictions, zoning laws and other statutes, laws, rules, regulations, ordinances and restrictions, and any amendments thereto, now or at any time hereafter adopted by any governmental authority having jurisdiction; (i) any Lien existing on any asset of any corporation which becomes a Subsidiary of the Parent after the date hereof, which Lien was not created in contemplation of such event, provided that (x) Liens on current
                                        --------
assets of such corporation shall be discharged within 120 days after such corporation becomes a Subsidiary of the Parent and (y) the aggregate amount of Debt secured by all such Liens does not at any time exceed $10,000,000; (j) cash collateral pursuant to the Loan Documents; and (k) other Liens securing obligations not at any time exceeding $20,000,000; provided that Liens on property of APW-NA and its Subsidiaries pursuant to this clause (k) shall not secure obligations in excess of $5,000,000.

     7.10  Use of Proceeds. Use the proceeds of the Loans to refinance existing
           ---------------
Debt and to provide for working capital, capital expenditures and for other general corporate purposes including acquisitions permitted hereunder; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of (a) "purchasing or carrying" any Margin Stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time except that the Parent may purchase its own stock for an aggregate purchase price not in excess of $25,000,000 after the date hereof, or (b) purchasing or otherwise acquiring any stock of any Person if such Person (or its board of directors) has (i) announced that it will oppose such purchase or other acquisition or (ii) commenced any litigation which alleges that such purchase or other acquisition violates, or will violate, any applicable law.

     7.11  Maintenance of Property. Maintain, and cause each of its Subsidiaries
           -----------------------
to maintain, its properties which are material to the conduct of its business in good working order and condition (ordinary wear and tear excepted).

     7.12  Employee Benefit Plans. Maintain, and cause each of its Subsidiaries
           ----------------------
to maintain, each Pension Plan in compliance in all material respects with all applicable Requirements of Law and regulations.

     7.13  Business Activities. Not make any substantial change in the nature of
           -------------------
the business of the Parent and its Subsidiaries, taken as a whole, or either Subsidiary Borrower and its Subsidiaries, taken as a whole, from that engaged in on the date of this Agreement.

     7.14  Environmental Matters.
           ---------------------

           (a) Environmental Obligations. (i) Comply, and cause each of its
               -------------------------
     Subsidiaries to comply, in a reasonable manner with any applicable Federal or state judicial or administrative order requiring the performance at any real property owned, operated, or leased by the Parent or any such Subsidiary of activities in response to any Release or threatened Release of any Hazardous Material, except for the period of time that the Parent or such Subsidiary is diligently in good faith contesting such order; (ii) use and operate, and cause each such Subsidiary to use and operate, all of its facilities and properties in material compliance with all Environmental Laws; (iii) keep, and cause each such Subsidiary to keep, all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith; (iv) handle, and cause each such Subsidiary to handle, all Hazardous Materials in material compliance with all applicable Environmental Laws; and (v) not, and not permit any such Subsidiary to, commence disposal of any Hazardous Material into or onto any real property owned, operated or leased by the Parent or any of its Subsidiaries nor allow any Lien imposed pursuant to any Environmental Law to attach to any such real property.

           (b) Environmental Information. Within 60 days of receipt thereof,
               -------------------------
     notify the Administrative Agent of the receipt by the Parent or any of its Subsidiaries of any written claim, demand, proceeding, action or notice of liability by any Person arising out of or relating to the Release or threatened Release of any Hazardous Material, except for any release or threatened release with respect to which the maximum liability of the Parent and its Subsidiaries is reasonably expected to be less than $1,000,000; and within 60 days of any Release, threatened Release, or disposal of any Hazardous Material reported to any governmental regulatory authority at any real property owned, operated or leased by the Parent or any of its Subsidiaries notify the Administrative Agent of such release, threat of release or disposal, except for any release, threat of release or disposal with respect to which the maximum liability of the Parent and its Subsidiaries is reasonably expected to be less than $1,000,000.

     7.15  Unconditional Purchase Obligations. Not, and not permit any of its
           ----------------------------------
Subsidiaries to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

     7.16  Inconsistent Agreements. Not, and not permit any of its Subsidiaries
           -----------------------
to, enter into any agreement containing any provision which would be violated or breached by any borrowing by a Borrower hereunder or by the performance by the Parent or any of its Subsidiaries of any of its obligations hereunder.

     7.17  Transactions with Affiliates. Not, and not permit any Subsidiary to,
           ----------------------------
enter into or permit to exist any transaction, arrangement or contract with any of its Affiliates or any officer or director of the Parent or any Affiliate which is on terms less favorable than would be available from a Person which is not an Affiliate. Nothing in this Section 7.17 shall prohibit any transaction
                                   ------------
expressly permitted by Section 7.7 or Section 7.21.
                       -----------    ------------

     7.18  The Parent's and Subsidiaries' Stock. The Parent will not, nor will
           ------------------------------------
it permit any of its Subsidiaries to, purchase or otherwise acquire any shares of capital stock of the Parent, except that the Parent may purchase its own stock for an aggregate purchase price not in excess of $25,000,000 after the date hereof; and, except pursuant to transactions permitted by Section 7.7 not
                                                               -----------
take any action, or permit any of its Subsidiaries to take any action, which will, so long as any shares of capital stock or indebtedness of any corporation which is a Subsidiary at the date of this Agreement are owned by the Parent or any Subsidiary, result in a decrease in the percentage of the outstanding shares in capital stock of such corporation owned at the date of this Agreement by the Parent and its Subsidiaries.

     7.19  Restrictive Agreements. The Parent will not, nor will it permit any
           ----------------------
of its Subsidiaries to, enter into any agreement (excluding this Agreement) (a) which would restrict the ability of any such Subsidiary to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of whatsoever nature, or to make transfers or distributions of all or any part of its assets, in each case to the Parent or to any corporation as to which such Subsidiary is a Subsidiary; or (b) which would require the consent or waiver of any third party to any amendment to this Agreement or any other Loan Document.

     7.20  Sales of Assets. The Parent shall not, and shall not permit any of
           ---------------
its Subsidiaries to, except in the ordinary course of its business, sell, transfer, convey or lease all or a substantial part of its assets, or sell or assign with or without recourse any receivables, except for:

           (a) any such sale, transfer, conveyance, lease or assignment of or by any Subsidiary of a Subsidiary Borrower to such Subsidiary Borrower or to any wholly-owned Subsidiary of such Subsidiary Borrower;

           (b) any such sale, transfer, conveyance, lease or assignment of or by any Subsidiary Borrower to any of its Subsidiaries;

           (c) any sale, transfer, conveyance, lease or assignment of or by APW-Denmark or any of its Subsidiaries to the Parent or any Subsidiary of the Parent;

           (d) any sale, transfer, conveyance, lease or assignment by any Subsidiary of the Parent (other than APW-NA and its Subsidiaries) to the Parent or any Subsidiary; or

           (e) so long as no Event of Default or Default exists or would result therefrom, (i) a Permitted Receivables Securitization, and (ii) any sale, transfer, conveyance or lease of any other asset provided that the aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all assets disposed of (x) by the Parent and its Subsidiaries pursuant to this clause (e)(ii) in any
                                                         --------------
     Fiscal Year does not exceed 10% of Tangible Net Assets of the Parent and its Subsidiaries (measured as of the last day of the most recently ended Fiscal Year); and (y) by APW-NA and its Subsidiaries pursuant to this clause (e)(ii) in any Fiscal Year does not exceed 14% of Tangible Net Assets of APW-NA and its Subsidiaries (measured as of the last day of the most recently ended Fiscal Year).

     7.21  Loans and Investments. The Parent shall not purchase or acquire, or
           ---------------------
suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Parent, except for:

           (a) investments in cash equivalents;

           (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

           (c) Investments by the Parent in any of its Subsidiaries or by any of its Subsidiaries in another of its Subsidiaries, except that APW-NA and its Subsidiaries are limited to making Investments in APW-NA and Subsidiaries of APW-NA;

           (d) acquisitions permitted under Section 7.7; and
                                            -----------

           (e) other Investments, in the aggregate at any time outstanding (i) by the Parent and its Subsidiaries not in excess of 10% of Tangible Net Assets of the Parent and its Subsidiaries on a consolidated basis and (ii) by APW-NA and its Subsidiaries not in excess of 5% of Tangible Net Assets of APW-NA and its Subsidiaries on a consolidated basis.

     7.22  Limitation on Debt and Subsidiary Debt. (a) The Parent and APW-NA
           --------------------------------------
shall not permit APW-NA and its Subsidiaries to create incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Debt (other than Funded Debt of APW-

NA, and Subordinated Debt of APW-NA and its Subsidiaries) in excess of 5% of the net worth of APW-NA and its Subsidiaries on a consolidated basis; and

           (b) The Parent shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to,

               (i) any Debt of the Parent and Subsidiaries (other than Funded Debt and the Obligations) in excess of 10% of the net worth of the Parent and the Subsidiaries on a consolidated basis; and

               (ii) any Debt of a Subsidiary (other than Debt under this Agreement, Funded Debt of APW-NA and its Subsidiaries, and Subordinated Debt of any Subsidiary to the Parent or any Subsidiary) in excess of 20% of the net worth of the Parent and the Subsidiaries on a consolidated basis.

     7.23  Restricted Payments. The Parent shall not, and shall not suffer or
           -------------------
permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that:

           (a) the Parent and its Subsidiaries may declare and make dividend payments or other distributions payable solely in its common stock;

           (b) so long as no Default or Event of Default exists or would result therefrom, (i) the Parent may pay dividends on its stock in an aggregate amount in the period commencing the date hereof not in excess of 25% of Consolidated Net Income of the Parent and its Subsidiaries for such period, and (ii) the Parent may repurchase its common stock, as permitted under
     Section 7.18;
     ------------

           (c) the Parent may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock; and

           (d) the Subsidiaries of the Parent (other than APW-NA) may pay dividends to the Parent and its Subsidiaries, and

           (e) APW-NA may pay dividends to the Parent in the period commencing the date hereof, not in excess of 50% of its Consolidated Net Income of APW-NA and its Subsidiaries for such period.

                                  ARTICLE VII

                      EVENTS OF DEFAULT AND THEIR EFFECT
                      ----------------------------------

     8.1  Events of Default. Each of the following shall constitute an Event of
          -----------------
Default under this Agreement:

          (a)  Non-Payment of Loans, etc. Default in the payment when due of the
               -------------------------
     principal of any Loan or reimbursement of a Letter of Credit; or default, and continuance thereof for five Business Days, in the payment when due of any interest on any Loan or any fees or other amounts payable by the Borrowers hereunder.

          (b)  Non-Payment of Other Indebtedness for Borrowed Money. Default in
               ----------------------------------------------------
     the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other Debt of, or guaranteed by, the Parent or any of its Subsidiaries in excess in the aggregate of $2,000,000; or default in the performance or observance of any obligation or condition with respect to any such other indebtedness in excess in the aggregate of $2,000,000 if the effect of such default is to accelerate the maturity of any such indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such indebtedness to become due and payable prior to its expressed maturity.

          (c)  Warranties. Any representation or warranty made by the Parent or
               ----------
     any Subsidiary of the Parent herein or in any Loan Document is breached, or is false or misleading, in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Borrowers to the Administrative Agent or any Bank is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

          (d)  Bankruptcy, Insolvency, etc. The Parent or any of its
               ---------------------------
     Subsidiaries becomes insolvent (it being understood that a Subsidiary shall not be deemed to be insolvent solely because it has negative net worth) or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or the Parent or any of its Subsidiaries applies for, consents to or acquiesces in the appointment of a trustee, receiver or other custodian for the Parent or such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Parent or any of its Subsidiaries or for a substantial part of its property and is not discharged within 30 days; or any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary), is commenced in respect of the Parent or any of its Subsidiaries, and, if such case or proceeding is not commenced by the Parent or such Subsidiary, it is consented to or acquiesced in by the Parent or such Subsidiary or remains for 30 days undismissed or an order for relief is entered in any such involuntary bankruptcy; or the Parent or any Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

          (e)  Non-Compliance with Certain Covenants. Failure by the Borrowers
               -------------------------------------
     to comply with or to perform any provision of Section 7.1(e), Section 7.6
                                                   --------------  -----------
     through 7.10, 7.16, or 7.18 through 7.23.
             ----  ----     ----         ----

          (f)  Non-Compliance with Other Provisions of this Agreement. Failure
               ------------------------------------------------------
     by any Borrower or Guarantor to comply with or to perform any provision of this Agreement or any other Loan Document (if such failure does not constitute an Event of Default under any of the other provisions of this
     Section 8.1), and continuance of such failure for 30 days after notice
     -----------
     thereof to the Borrowers from the Administrative Agent or any Bank.

          (g)  Pension Plans. (i) Institution of any steps by the Parent or any
               -------------
     other Person to terminate a Pension Plan if as a result of such termination the Parent or any Subsidiary could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $1,000,000, or (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

          (h)  Judgments. Final judgments which exceed an aggregate of
               ---------
     $2,000,000 (excluding any portion thereof which is covered by insurance maintained with a responsible insurance company which has accepted a tender of defense and indemnification without reservation of rights) shall be rendered against the Parent or any of its Subsidiaries and shall not have been discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

          (i)  Change of Control. An Impermissible Change of Control shall
               -----------------
     occur.

          (j)  Material Adverse Effect. Any event shall occur which, in the
               -----------------------
     opinion of the Required Banks, has had or is reasonably likely to have a Material Adverse Effect.

          (k)  Guaranty. The obligations of any Guarantor under any Guaranty
               --------
     shall cease to be in full force and effect or such Guarantor shall contest in any manner the validity, binding nature or enforceability of its Guaranty, other than in respect of the full and indefeasible payment of the Obligations and the termination of the Commitments.

          8.2  Effect of Event of Default. If any Event of Default described in
               --------------------------
     Section 8.1(d) shall occur, the Commitments (if they have not theretofore
     --------------
     terminated) shall immediately terminate and all Loans and all interest and other amounts due hereunder shall become immediately due and payable, all without presentment, demand or notice of any kind (all of which are hereby expressly waived by the Borrowers); and, in the case of any other Event of Default, the Administrative Agent may with the consent of the Required Banks, and shall upon written request of the Required Banks, declare the Commitments (if they have not theretofore terminated) to be terminated and/or all Loans and all interest and other amounts due hereunder to be due and payable, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Loans and all interest and other amounts due hereunder shall become immediately due and payable, all without presentment, demand or notice of any kind (all of which are hereby expressly waived by the Borrowers). The Administrative Agent shall promptly advise the Borrowers and each Bank of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 8.1(a) or Section 8.1(d) may be
                                       --------------    --------------
     waived by the written concurrence of all of the Banks, and the effect as an Event of Default of any other event described in Section 8.1 may be waived
                                                      -----------
     by the written concurrence of the Required Banks.

                                  ARTICLE IX

                           THE ADMINISTRATIVE AGENT
                           ------------------------

     9.1  Appointment and Authorization; Administrative Agent. Each Bank hereby
          ---------------------------------------------------
irrevocably (subject to Section 9.9) appoints, designates and authorizes the
                        -----------
Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     9.2  Delegation of Duties. The Administrative Agent may execute any of its
          --------------------
duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     9.3  Liability of Administrative Agent. None of the Administrative Agent-
          ---------------------------------
Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Parent or any Subsidiary or Affiliate of the Parent, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrowers or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Parent or any of the Parent's Subsidiaries or Affiliates.

     9.4  Reliance by Administrative Agent.
          --------------------------------

          (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Parent), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

          (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Bank that has executed this Agreement shall
                  -----------
     be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

     9.5  Notice of Default. The Administrative Agent shall not be deemed to
          -----------------
have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative

Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Parent referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Banks in accordance with Article VIII; provided, however, that unless and until
                                       --------  -------
the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     9.6  Credit Decision. Each Bank acknowledges that none of the
          ---------------
Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Parent and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Parent and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Bank also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of any of the Agent-Related Persons.

     9.7  Indemnification of Administrative Agent. Whether or not the
          ---------------------------------------
transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to
             --------  -------
the Administrative Agent-Related Persons of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

     9.8  Bank of America in Individual Capacity. Bank of America and its
          --------------------------------------
Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Parent and its Subsidiaries and Affiliates as though Bank of America were not the Administrative Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Parent or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Parent or such Subsidiary) and acknowledge that neither Bank of America nor the Administrative Agent shall be under any obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though Bank of America were not the Administrative Agent.

     9.9  Successor Administrative Agent. The Administrative Agent may, and at
          ------------------------------
the request of the Required Banks shall, resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Parent, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article VIII and Sections 9.4 and
                                                              ------------
9.5 shall inure to its benefit as to any actions taken or omitted to be taken by
---
it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.

     9.10 Withholding Tax.
          ---------------

          (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Administrative Agent, to deliver to the Administrative Agent:

               (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form W-8BEN on or before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

               (iii) if such Bank is a foreign partnership or other intermediary and its partners claim an exemption from, or a reduction of, withholding tax under a United States tax treaty or if its partners claim that interest paid under this Agreement is exempt from Untied States withholding tax because it is effectively connected with the conduct with a United States trade or business, two properly completed and executed copies of IRS Form W-8IMY on or before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (iv) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

     Such Bank agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of any Borrower to such Bank, such Bank agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of any Borrower to such Bank. To the extent of such percentage amount, the Administrative Agent will treat such Bank's IRS Form W-8BEN as no longer valid.

          (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form W-8ECI with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of any Borrower to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any bank is a foreign partnership or other intermediary and its partners claim exemption from, or reduction of, withholding tax under a Untied States tax treaty by providing IRS Form W-8BEN or its partners claim exemption from Untied States withholding tax by filing IRS Form W-8ECI, and any of its partners sell, assign, grant a participation in, or otherwise transfer all or part of the Obligations of any Borrower to such Bank, such Bank agrees to notify the Administrative Agent of the percentage amount in which the partner is no longer the beneficial owner of Obligations of any Borrower to such Bank. To the extent of such percentage amount, the Administrative Agent will treat such partner's IRS Form W-8BEN or W-8ECI as no longer valid.

          (e) If any Bank is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by Section 9.10(a) are not delivered to the
                               ---------------
     Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

          (f) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this Section 9.10(e) shall survive the
                                        ---------------
     payment of all Obligations and the resignation or replacement of the Administrative Agent.

     9.11 Syndication Agent or Documentation Agent. None of the Banks identified
          ----------------------------------------
on the facing page or signature pages of this Agreement as a "syndication agent" or "documentation agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified as a "syndication agent" or a "documentation agent" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

     10.1  Amendments and Waivers. No amendment or waiver of any provision of
           ----------------------
this Agreement or any other Loan Document, and no consent with respect to any departure by any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks (or by the Administrative Agent at the written request of the Required Banks) and the Borrowers and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in
--------  -------
writing and signed by all the Banks and the Borrowers and acknowledged by the Administrative Agent, do any of the following:

           (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.2);
                                       -----------

           (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

           (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

           (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

           (e) release any Guarantor from any of its obligations under any Guaranty;

           (f) release the Borrowers from their obligations under Article V;

           (g) amend this Section or the definition of "Required Banks" or
     Section 2.17 or any provision herein providing for consent or other action
     ------------
     by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

     10.2  Notices.
           -------

           (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by a Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule
                                                                     --------
     10.2, and (ii) shall be followed promptly by delivery of a hard copy
     ----
     original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.2; or, as directed to
                                               -------------
     the Borrowers or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Administrative Agent.

           (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX shall not be
                                               ----------    --
     effective until actually received by the Administrative Agent.

           (c) Any agreement of the Administrative Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrowers. The Administrative Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrowers to give such notice and the Administrative Agent and the Banks shall not have any liability to the Borrowers or other Person on account of any action taken or not taken by the Administrative Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Borrowers to repay the Loans shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Banks of a confirmation which is at variance with the terms understood by the Administrative Agent and the Banks to be contained in the telephonic or facsimile notice.

     10.3  No Waiver; Cumulative Remedies. No failure to exercise and no delay
           ------------------------------
in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     10.4  Costs and Expenses. Each Borrower shall:
           ------------------

           (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse Bank of America (including in its capacity as Administrative Agent) within five Business Days after demand for all reasonable costs and expenses incurred by Bank of America (including in its capacity as Administrative Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by Bank of America (including in its capacity as Administrative Agent) with respect thereto; and

           (b) pay or reimburse the Administrative Agent, the Lead Arranger and each Bank within five Business Days after demand for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

     10.5  Borrower Indemnification. Whether or not the transactions
           ------------------------
contemplated hereby are consummated, each Borrower shall indemnify, defend and hold the Administrative Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all
           ------------------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, or related to any Offshore Currency Transactions entered into in connection herewith, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrowers shall have no
 -----------------------
obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

     10.6  Payments Set Aside. To the extent that a Borrower makes a payment to
           ------------------
the Administrative Agent or the Banks, or the Administrative Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

     10.7  Successors and Assigns. The provisions of this Agreement shall be
           ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Bank.

     10.8  Assignments, Participations, etc.
           --------------------------------

           (a) Any Bank may, with the written consent of the Borrowers (at all times other than during the existence of an Event of Default), the Administrative Agent and the Issuing Bank, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Borrowers, the Administrative Agent or the Issuing Bank shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such assigning Bank) (each an "Assignee") all, or any
                                                       --------
     ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of the lesser of
     (i) $5,000,000 or (ii) the full amount of the Loans, the Commitments and the other rights and obligations of such Bank; provided, however, that the
                                                    --------  -------
     Borrowers and the Administrative Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Administrative Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Borrowers and the Administrative Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") and
                                   ---------   -------------------------
     (iii) the assignor Bank or Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500.

           (b) From and after the date that the Administrative Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan

     Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

           (c) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.
                                                         --- -----

           (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Parent (a "Participant") participating
                                                    -----------
     interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "Originating Bank") hereunder and under the other Loan
                        ----------------
     Documents; provided, however, that (i) the Originating Bank's obligations
                --------  -------
     under this Agreement shall remain unchanged, (ii) the Originating Bank shall remain solely responsible for the performance of such obligations,
     (iii) the Borrower and the Administrative Agent shall continue to deal solely and directly with the Originating Bank in connection with the Originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 10.1. In the case of any such participation, the
           -------    ------------
     Participant shall be entitled to the benefit of Sections 4.1, 4.3 and 10.5
                                                     ------------  ---     ----
     as though it were also a Bank hereunder provided that all amounts payable by the Borrowers hereunder shall be determined as if such Originating Bank had not sold such participation. If amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

           (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR (S)203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     10.9  Confidentiality. Each Bank agrees to take and to cause its Affiliates
           ---------------
to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Parent or any Borrower and provided to it by the Parent or any of its Subsidiaries, or by the Administrative Agent on such Parent's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Parent or any of its Subsidiaries; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Parent, provided that such source is not bound by a confidentiality agreement with the Parent known to the Bank; provided, however,
                                                             --------  -------
that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Bank, or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, or such Bank's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Parent or any of its Subsidiaries is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.

     10.10  Set-off. In addition to any rights and remedies of the Banks
            -------
provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to any Borrower, any such notice being waived by each Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) (including deposits in other currencies in amounts determined at the Spot Rate on the date of set-
off) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of each Borrower against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect
      --------  -------
the validity of such set-off and application.

     10.11  Notification of Addresses, Lending Offices, Etc. Each Bank shall
            -----------------------------------------------
notify the Administrative Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

     10.12  Counterparts. This Agreement may be executed in any number of
            ------------
separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     10.13  Severability. The illegality or unenforceability of any provision of
            ------------
this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     10.14  No Third Parties Benefited. This Agreement is made and entered into
            --------------------------
for the sole protection and legal benefit of the Borrowers, the Banks, the Administrative Agent and the Administrative Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     10.15  Governing Law and Jurisdiction.
            ------------------------------

            (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT, AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO
                    ----- --- ----------
     THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWERS, THE ADMINISTRATIVE AGENT, AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

     10.16  Waiver of Jury Trial. THE BORROWERS, THE BANKS, AND THE
            --------------------
ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE

TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY ADMINISTRATIVE AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE BANKS, AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     10.17  Judgment. If, for the purposes of obtaining judgment in any court,
            --------
it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is
                    -----------------
denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day
 ------------------
following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable law).

     10.18  Entire Agreement. This Agreement, together with the other Loan
            ----------------
Documents, embodies the entire agreement and understanding among the Parent, the Borrowers, the Banks and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

     Delivered at Chicago, Illinois as of the day and year first above written.

                              APW NORTH AMERICA, INC.



                              By:________________________________
                              Title:_____________________________


                              APW LTD.



                              By:________________________________
                              Title:_____________________________



                              APW HOLDINGS DENMARK APS



                              By:________________________________
                              Title:_____________________________

                              BANK OF AMERICA, NATIONAL ASSOCIATION,
                               as Administrative Agent and a Bank



                              By:________________________________
                              Title:_____________________________

                              BANK ONE, NA (Main Office Chicago),
                              as Syndication Agent and as a Bank


                              By:________________________________
                              Name:______________________________
                               Title:____________________________

                              THE CHASE MANHATTAN BANK,
                              as Documentation Agent and a Bank


                              By:________________________________
                              Name:______________________________
                               Title:____________________________

                              FIRST UNION NATIONAL BANK,
                              as a Bank


                              By:________________________________
                              Name:______________________________
                               Title:____________________________

                              LASALLE BANK NATIONAL ASSOCIATION,
                              as a Bank


                              By:________________________________
                              Name:______________________________
                               Title:____________________________

                              THE ROYAL BANK OF SCOTLAND PLC,
                              as a Bank


                              By:________________________________
                              Name:______________________________
                               Title:____________________________

                              THE BANK OF TOKYO-MITSUBISHI, LTD.,
                              CHICAGO BRANCH, as a Bank


                              By:________________________________
                              Name:______________________________
                               Title:____________________________

                              CREDIT LYONNAIS CHICAGO BRANCH,
                              as a Bank


                              By:________________________________
                              Name:______________________________
                               Title:____________________________

                              U.S. BANK NATIONAL ASSOCIATION,
                              as a Bank


                              By:________________________________
                              Name:______________________________
                               Title:____________________________

                              THE FUJI BANK, LIMITED,
                              as a Bank


                              By:________________________________
                              Name:______________________________
                               Title:____________________________

                              FLEET NATIONAL BANK,
                              as a Bank


                              By:________________________________
                              Name:______________________________
                               Title:____________________________

                              FIRSTAR BANK, N.A.,
                              as a Bank


                              By:________________________________
                              Name:______________________________
                               Title:____________________________

                              THE DAI-ICHI KANGYO BANK, LTD.,
                              as a Bank


                              By:________________________________
                              Name:______________________________
                               Title:____________________________

                              M&I MARSHALL & ILSLEY BANK,
                              as a Bank


                              By:________________________________
                              Name:______________________________
                               Title:____________________________


                              By:________________________________
                              Name:______________________________
                               Title:____________________________

                              BNP PARIBAS,
                              as a Bank


                              By:________________________________
                              Name:______________________________
                               Title:____________________________


                              By:________________________________
                              Name:______________________________
                               Title:____________________________

                              SOCIETE GENERALE,
                              as a Bank


                              By:________________________________
                              Name:______________________________
                               Title:____________________________

                              THE BANK OF NEW YORK,
                              as a Bank


                              By:________________________________
                              Name:______________________________
                               Title:____________________________

                              WACHOVIA BANK, N.A.,
                              as a Bank


                              By:________________________________
                              Name:______________________________
                               Title:____________________________

                              THE SAKURA BANK, LIMITED,
                              as a Bank


                              By:________________________________
                              Name:______________________________
                               Title:____________________________

                              THE MITSUBISHI TRUST & BANKING
                              CORPORATION, as a Bank


                              By:________________________________
                              Name:______________________________
                               Title:____________________________

                                   EXHIBIT A

                          FORM OF NOTICE OF BORROWING
                          ---------------------------


Date:  _______________,_____


To: Bank of America, National Association, as Administrative Agent for the Banks parties to the Multicurrency Credit Agreement dated as of July 31, 2000 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among APW LTD., APW North America, Inc., APW Holdings
      ----------------
     Denmark APS (each a "Borrower"), certain Banks which are signatories thereto, Bank One, NA, as Syndication Agent, The Chase Manhattan Bank, as Documentation Agent, and Bank of America, National Association, as Administrative Agent


Ladies and Gentlemen:

     The undersigned, ___________________________ (the "Borrower"), refers to
                                                        --------
the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.3 of the Credit Agreement, of the Borrowing specified below:

          1.  The Business Day of the proposed Borrowing is ____________, _____.

          2.  The aggregate amount of the proposed Borrowing is _______________.

          3. The Borrowing is to be comprised of ___________ of [Base Rate] [Offshore Rate] Loans.

          4. The duration of the Interest Period for the Offshore Rate Loans included in the Borrowing shall be _____ months.

          5.  The Applicable Currency is _________________.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

          (a) the representations and warranties of the undersigned Borrower contained in Article VI of the Credit Agreement are true and correct as applied to the undersigned as though made on and as of such date;

          (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing.


                              [BORROWER]



                              By:  _____________________________
                              Title:  __________________________

                                   EXHIBIT B

                   FORM OF NOTICE OF CONVERSION/CONTINUATION
                   -----------------------------------------


                                   Date: _________, _____

To: Bank of America, National Association, as Administrative Agent for the Banks parties to the Multicurrency Credit Agreement dated as of July 31, 2000 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among APW LTD., APW North America, Inc., APW Holdings
      ----------------
     Denmark APS (each a "Borrower"), certain Banks which are signatories thereto, Bank One, NA, as Syndication Agent, The Chase Manhattan Bank, as Documentation Agent and Bank of America, National Association, as Administrative Agent

Ladies and Gentlemen:

The undersigned, ___________________________  (the "Borrower"), refers to the
                                                         --------
Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.4 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

          1.  The Conversion/Continuation Date is ____________, ____.

          2. The aggregate amount of the Committed Loans to be [converted] [continued] is [$]_____________.

          3. The Committed Loans are to be [converted into] [continued as] [Dollar Offshore Rate] [Offshore Currency] [Base Rate] Loans.

          4. [If applicable:] The duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be ____ months.

          5. The currency of this loan shall [continue to be][be converted into] ________.

                              [Name of Borrower]


                              By:  _____________________________
                              Title:  __________________________

                                   EXHIBIT C


                        FORM OF COMPLIANCE CERTIFICATE
                        ------------------------------


                                  Financial Statement Date:  ____________, _____


     Reference is made to that certain Multicurrency Credit Agreement dated as of July 31, 2000 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among APW LTD., (the "Parent"), APW North America, Inc.,
     ----------------
APW Holdings Denmark APS (each a "Borrower"), the several financial institutions from time to time parties to this Credit Agreement (the "Banks"), Bank One, NA,
                                                         -----
as Syndication Agent, the Chase Manhattan Bank, as Documentation Agent and Bank of America, National Association, as administrative agent for the Banks (in such capacity, the "Administrative Agent"). Unless otherwise defined herein,
               --------------------
capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

     The undersigned hereby certifies as of the date hereof that he/she is the __________________ of the Parent, and that, as such, he/she is authorized to execute and deliver this Certificate to the Banks and the Administrative Agent on the behalf of the Parent and its consolidated Subsidiaries, and that:

     1. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Parent during the accounting period covered by the attached financial statements.

     2. To the best of the undersigned's knowledge, the Borrowers, during such period, have observed, performed or satisfied all of their respective covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by the Borrowers, and the undersigned has no knowledge of any Default or Event of Default that has occurred and is continuing.

     3.   The following financial covenant analyses and information set forth on
Schedule 1 attached hereto are true and accurate on and as of the date of this
----------
Certificate.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _______________, _____________.

                              APW LTD.



                              By: ______________________________
                              Title: ___________________________

                                  SCHEDULE 1

                      COMPUTATION SHOWING COMPLIANCE WITH
                     FINANCIAL RESTRICTIONS AND COVENANTS
                For the Fiscal Quarter Ended ___________, _____


SECTION 7.6(a) FIXED CHARGE COVERAGE RATIO - PARENT
---------------------------------------------------

     Consolidated Net Income                  $___________

     Plus:
          Income Tax Expense                   ___________
          Consolidated Interest Expense        ___________
          Non-Capitalized Lease Expense        ___________

(A)  Numerator                                $
                                              ============

     Consolidated Interest Expense            $___________
     Non-Capitalized Lease Expense             ___________

(B)  Denominator                              $
                                              ============

(C)  Ratio of (A) to (B)
                                              ============


SECTION 7.6 (b) DEBT TO EBITDA RATIO-PARENT
-------------------------------------------

     Funded Debt                              $___________

(A)  Numerator                                $
                                              ============

     Consolidated Net Income                  ____________

     Plus:
          Income Tax Expense                  ____________
          Consolidated Interest Expense       ____________
          Depreciation                        ____________
          Amortization                        ____________

(B)  Denominator                              $
                                              ============
     Ratio of (A) to (B)
                                              ============

SECTION 7.6(c) DEBT TO EBITDA RATIO - APW-NA
--------------------------------------------

Funded Debt                                   $_____

(A)  Numerator                                $
                                               =====

     Consolidated Net Income                  ______

Plus:

     Income Tax Expense                       ______
     Consolidated Interest Expense            ______
     Depreciation                             ______
     Amortization                             ______

(B) Denominator                               $
                                               =====

     Ratio of (A) to (B)                      ______


SECTION 7.6(d) SENIOR DEBT  TO EBITDA RATIO - APW-NA
----------------------------------------------------

Senior Debt                                   $_____

(A)  Numerator                                $
                                               =====

     Consolidated Net Income                  ______

Plus:

     Income Tax Expense                       ______
     Consolidated Interest Expense            ______
     Depreciation                             ______
     Amortization                             ______

(B) Denominator                               $
                                               =====

     Ratio of (A) to (B)                      ======


SECTION 7.22 LIMITATION ON DEBT AND SUBSIDIARY DEBT
---------------------------------------------------

     Funded Debt by Obligor. [schedule]

     Total                                   $_____


                APPLICABLE MARGIN AND NON-USE FEE CALCULATIONS


                 For The Fiscal Quarter Ended ________, _____


APPLICABLE MARGIN CALCULATION:
------------------------------

     Debt to EBITDA Ratio of Parent (from
      Compliance Calculation)                ____%

     Applicable Margin for Offshore Rate
      Loans                                  ____%

     Applicable Margin for Base Rate
      Loans                                  ____%


NON-USE FEE RATE CALCULATION:
-----------------------------

     Debt to EBITDA Ratio of Parent (from
      Compliance Calculation)                ____%

     Applicable Non-Use Fee Rate             ____%

                                 SCHEDULE 1.2
                                 Pricing Grid

======================================================================
               PRICING    PRICING    PRICING     PRICING
               LEVEL I   LEVEL II   LEVEL III   LEVEL IV   LEVEL V
----------------------------------------------------------------------
 Debt to        ** 3.00    ** 2.50     ** 2.00    ** 1.50    * 1.50
 EBITDA of                  * 3.00      * 2.50     * 2.00
 the Parent
----------------------------------------------------------------------
 Offshore          1.75%     1.375%      1.125%      1.00%    0.750%
 Margin and
 Margin
 Related to
 Letters of
 Credit
----------------------------------------------------------------------
 Base Rate         0.25%         0%          0%         0%        0%
 Margin
----------------------------------------------------------------------
 Non-Use Fee      0.375%     0.300%      0.250%     0.225%    0.200%
 Rate
======================================================================

======================================================================

*  Denotes less than.
** Denotes more than or equal to.

                                 SCHEDULE 1.3

                                 CLOSING DATE
                                  GUARANTORS

Direct Subsidiaries of Parent
-----------------------------

Eder Industries Inc.  (WI 39-1601356)
APW Wright Line LLC (DE)

Domestic Subsidiaries of APW-NA
-------------------------------

Cambridge Aeroflo, Inc. (MA 04-2494446)
Electronic Solutions (NV 95-2107028)
McLean West Inc. (f/k/a Air Cooling Technology, Inc.) (CA 95-3131844) McLean Midwest Corporation (MN 41-1260651)
Zero-East Divsn, Zero Corp. (MA 04-3033705)
APW Enclosure Systems, Inc.
Applied Power Credit Corp. (NV 39-1880204)
Innovative Metal Fabrication, Inc. (CA 68-0024533)
Precision Fabrication Tech. Inc. (IN 35-1725192)
Metalade of Pennsylvania Inc. (NY 25-1661535)
APW Enclosure Systems Holding, Inc. (DE 39-2000199)
APW Enclosure Systems LP (39-1946746DE)
Rubicon USA Inc. (USA)
Aspen Motion Technologies Inc. (VA 56-2071039)
HSP USA Inc. (USA)

Subsidiaries of APW - Denmark
-----------------------------

APW Enclosures (Dublin) Ltd.
Hormann Security Systems Limited ( Ireland)
Applied Power Ltd. (UK)
APW Electronics Ltd. (UK)
APW Elect. Overseas Investments Ltd. (UK)
Wright Line Ltd. (f/k/a Vero Distribution Ltd. (Wright Line)) (UK)
VERO Electronics Inc. (NY 11-2033301)
APW Enclosure System Holdings Ltd. (UK)
APW Enclosure Systems (UK) Ltd.
APW Galway Limited (f/k/a J. Higgins Engineering (Galway) Ltd.) (Ireland)

                                   EXHIBIT E

                  FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
                  -------------------------------------------


          This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and
                                                          --------------
Acceptance") dated as of _____________, ______ is made between
----------
______________________________ (the "Assignor") and __________________________
                                     --------
(the "Assignee").
      --------

                                   RECITALS
                                   --------

          WHEREAS, the Assignor is party to that certain Multicurrency Credit Agreement dated as of July 31, 2000 (as amended, amended and restated, modified, supplemented or renewed, the "Credit Agreement") among APW, LTD. (the "Parent"),
                              ----------------
APW North America, Inc., ("APW-NA") APW Holdings Denmark APS ("APS"), (each a "Borrower") the several financial institutions from time to time party thereto (including the Assignor, the "Banks"), Bank One, NA as Syndication Agent, The
                              -----
Chase Manhattan Bank, as Documentation Agent and Bank of America, National Association, as administrative agent for the Banks (the "Administrative Agent").
                                                         --------------------
Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

          WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the "Committed Loans") to the Borrowers in an
                                ---------------
aggregate amount not to exceed $__________ (the "Commitment");
                                                 ----------

          WHEREAS, [the Assignor has made Committed Loans in the aggregate principal amount of $__________ to the Parent, $______ to APW-NA and $______ to APS] [no Committed Loans are outstanding under the Credit Agreement];

          WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, [together with a corresponding portion of each of its outstanding Committed Loans and its interest in the Letter of Credit Usage] in an amount equal to $__________ (the "Assigned Amount") on the terms and subject
                                     ---------------
to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     1.   Assignment and Acceptance.
          -------------------------

          (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage
                                                      ---------------------
Share") of (A) the Commitment [and the Committed Loans and the Letter of Credit
-----
Usage] of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

          [If appropriate, add paragraph specifying payment to Assignor by Assignee of outstanding principal of, accrued interest on, and fees with respect to, Committed Loans assigned.]

          (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections 4.1, 4.3, 11.4 and 10.5 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

          (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

          (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

     2.   Payments.
          --------

          (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans.

          (b) The [Assignor] [Assignee] further agrees to pay to the Administrative Agent a processing fee in the amount specified in Section 10.8(a) of the Credit Agreement.

     3.   Reallocation of Payments.
          ------------------------

     Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment [, the Letter of Credit Usage and the Committed Loans] shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

     4.   Independent Credit Decision.
          ---------------------------

     The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 7.1(a) and (b) of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

     5.   Effective Date; Notices.
          -----------------------

          (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, 2000 (the "Effective Date");
                                                               --------------
provided that the following conditions precedent have been satisfied on or
--------
before the Effective Date:

              (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

              (ii) the consent of all of the Borrowers and the Administrative Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 10.8(a) of the Credit Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

              (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

              (iv) the Assignee shall have complied with Section 9.10 of the Credit Agreement (if applicable);

              (v)   the processing fee referred to in Section 2(b) hereof and in
Section 10.8(a) of the Credit Agreement shall have been paid to the Administrative Agent; and

              (vi) the Assignor shall have assigned and the Assignee shall have assumed a percentage equal to the Assignee's Percentage Share of the rights and obligations of the Assignor under the Credit Agreement (if such agreement exists).

          (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to each of the Borrowers and the Administrative Agent for acknowledgment by the Administrative Agent, a Notice of Assignment substantially in the form attached hereto as Schedule 1.
                                                        ----------

     [6.  Administrative Agent.  [INCLUDE ONLY IF ASSIGNOR IS Administrative
          --------------------
Agent]

          (a) The Assignee hereby appoints and authorizes the Assignor to take such action as administrative agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the Banks pursuant to the terms of the Credit Agreement.

          (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Administrative Agent under the Credit Agreement.]

     7.   Withholding Tax.
          ---------------

     The Assignee (a) represents and warrants to the Bank, the Administrative Agent and each of the Borrowers that under applicable law and treaties no tax will be required to be withheld by the Bank with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Administrative Agent and each of the Borrowers prior to the time that the Administrative Agent or any of the Borrowers is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of U.S. Internal Revenue Service Form W-8ECI, U.S. Internal Revenue Service Form W-8BEN (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) or U.S. Internal Revenue Service Form W-8IMY and agrees to provide new Forms W-8ECI, W-8BEN or W-8IMY upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     8.   Representations and Warranties.
          ------------------------------

          (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and

Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

          (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of each of the Borrowers , or the performance or observance by each of the Borrowers, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

          (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

     9.   Further Assurances.
          ------------------

     The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to each of the Borrowers or the Administrative Agent, which may be required in connection with the assignment and assumption contemplated hereby.

     10.  Miscellaneous.
          -------------

          (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

          (b) All payments made hereunder shall be made without any set-off or counterclaim.

          (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

          (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in Illinois over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Illinois state or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

          (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

          [Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Credit Agreement.]

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                              [ASSIGNOR]


                              By:______________________________________

                              Title:___________________________________


                              By:______________________________________

                              Title:___________________________________

                              Address:

                              [ASSIGNEE]


                              By:______________________________________

                              Title:___________________________________


                              By:______________________________________

                              Title:___________________________________

                              Address:

                                  SCHEDULE 1

                      NOTICE OF ASSIGNMENT AND ACCEPTANCE
                      -----------------------------------


                                                           _______________, 2000


Bank of America, National
 Association, as Administrative Agent
231 S. LaSalle
Chicago, IL 60697


[Borrower]
[Address of Borrower]

Ladies and Gentlemen:

     We refer to the Multicurrency Credit Agreement dated as of July 31, 2000 (as amended, amended and restated, modified, supplemented or renewed from time to time the "Credit Agreement") among APW LTD., APW North America, Inc., APW
             ----------------
Holdings Denmark APS (each a "Borrower"), the Banks referred to therein, Bank One, NA, as Syndication Agent, The Chase Manhattan Bank as Documentation Agent and Bank of America, National Association as administrative agent for the Banks (the "Administrative Agent"). Terms defined in the Credit Agreement are used
      --------------------
herein as therein defined.

     1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the
                                       --------
"Assignee") of _____% of the right, title and interest of the Assignor in and to
---------
the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor [, all outstanding Loans made by the Assignor and the Letter of Credit Usage]) pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and
                                                                 --------------
Acceptance"). Before giving effect to such assignment, the Assignor's Commitment
----------
is $ ___________ [, the aggregate amount of its outstanding committed Loans is $_____________ and the Letter of Credit Usage is $_____________].

     2. The Assignee agrees that, upon receiving the consent of the Administrative Agent and each of the Borrowers to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

     3.   The following administrative details apply to the Assignee:

          (A)  Notice Address:

               Assignee name: ________________________
               Address: ______________________________
                        ______________________________
                        ______________________________
               Attention:  ___________________________
               Telephone:  (___) _____________________
               Telecopier: (___) _____________________
               Telex (Answerback): ___________________

          (B)  Payment Instructions:

               Account No.: ___________________________
                    At:      __________________________
                             __________________________
                             __________________________
               Reference: _____________________________
               Attention: _____________________________

     4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.


                         Very truly yours,

                         [NAME OF ASSIGNOR]


                         By:______________________________________

                         Title:___________________________________


                         By:______________________________________

                         Title:___________________________________

                         [NAME OF ASSIGNEE]


                         By:______________________________________

                         Title:___________________________________


                         By:______________________________________

                         Title:___________________________________




ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:


APW LTD.


By: ______________________________

Title: ___________________________


By: ______________________________

Title: ___________________________



APW NORTH AMERICA, INC.


By: ______________________________

Title: ___________________________


By: ______________________________

Title: ___________________________

APW HOLDINGS DENMARK APS


By: ______________________________

Title: ___________________________


By: ______________________________

Title: ___________________________



BANK OF AMERICA, NATIONAL ASSOCIATION,
as Administrative Agent


By: ______________________________
Title: ___________________________

                                   EXHIBIT F

                                 FORM OF NOTE

$______________________                              Date:______________________

     FOR VALUE RECEIVED, _________________, a [    ] corporation (the
"Borrower") hereby unconditionally promises to pay to the order of _____________ (the "Bank") :

          (a) prior to or on the Termination Date the principal amount of [    ]
     Dollars ($______) or, if less, the aggregate unpaid principal amount of Committed Loans advanced by the Bank to such Borrower pursuant to the Multicurrency Credit Agreement dated as of July 31, 2000 (as amended and in effect from time to time, the "Credit Agreement"), among APW LTD., APW North America, Inc., APW Holdings Denmark APS, various financial institutions, Bank One, NA, as Syndication Agent, The Chase Manhattan Bank, as Documentation Agent and Bank of America, National Association, as Administrative Agent; and

          (b) interest on the principal balance hereof from time to time outstanding from the date of this Note through and including the maturity date hereof at the times and at the rates provided in the Credit Agreement.

     This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

     The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the date of any Loan made to such Borrower or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Loans made to the Borrower shall be prima facie
                                                             ----- -----
evidence of the principal amount thereof owing and unpaid by the Borrower to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal and of interest on this Note when due.

     The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note severally owing by the Borrower on the terms and conditions specified in the Credit Agreement.

     If any one or more of the Events of Default shall occur and be continuing with respect to the Borrower, the entire unpaid principal amount of this Note owing by such Borrower and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

     Except to the extent otherwise provided in the Credit Agreement, the Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

     THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed as of the day and year first above written.

                         [                    ]


                         By:________________________________
                         Title:_____________________________

====================================================================================================================================
              Amount of                                      Amount of Principal             Unpaid Principal
              Revolving                                            Repaid                         Balance
              Loan Made
          ----------------------                            ----------------------   ----------------------
            Base      Offshore               Interest         Base      Offshore       Base      Offshore               Notations
  Date      Rate        Rate       Currency  Period (If       Rate        Rate         Rate        Rate       Total      Made By
                                             Applicable)
====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

                                   EXHIBIT G

                               FORM OF GUARANTY
                               ----------------


          This Guaranty is entered into as of July 31, 2000, by ______________, a ______________ (the "Guarantor"), in favor of Bank of America, N.A. as
                       ---------
administrative agent (in such capacity, the "Agent") for the financial
                                             -----
institutions (the "Banks") from time to time party to that certain Multicurrency
                   -----
Credit Agreement (as amended, restated, modified or refinanced from time to time, the "Credit Agreement") among APW, Ltd. (the "Parent"), APW Holdings
                                                    ------
Denmark APS ("Newco"), APW North America, Inc. ("APW-NA"; together with the
              -----                              ------
Parent and Newco, the "Borrowers"), Bank One, N.A. as syndication agent, The
                       ---------
Chase Manhattan Bank, as documentation agent, the Banks and the Agent.

                                   Recitals
                                   --------

          A. The Banks are willing to make certain Loans to the Borrowers and issue certain letters of credit on the application of the Parent, as provided in the Credit Agreement on the condition (among others) that the Guarantor enter into this Guaranty.

          B. The Guarantor will derive substantial and direct benefits (which benefits are hereby acknowledged by the Guarantor) from the Loans and the Letters of Credit and other benefits to be provided to the [Parent and Newco] [Parent and APW-NA] [Newco and APW-NA] [Parent] under the Credit Agreement;

          C. In order to induce the Banks to make such Loans available to the Borrowers as provided in the Credit Agreement, and for other valuable consideration, the Guarantor has agreed to issue this Guaranty.

     NOW, THEREFORE, for good and valuable consideration, the Guarantor agrees as follows:

     1.   Definitions.  Unless otherwise defined herein, capitalized terms used
          -----------
in this Guaranty have the meanings given to them from time to time in the Credit Agreement. [Newco and APW-NA] [Newco and the Parent] [APW-NA and the Parent] [Parent] [is] [are collectively] called the "Guaranteed Borrower."

     2.   Guaranty.
          --------

          2.1  Guaranty. The Guarantor hereby irrevocably, absolutely and
               --------
unconditionally guarantees the full and punctual payment or performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all of the Obligations of the Guaranteed Borrower (the "Guaranteed Obligations"), including Obligations in respect of
               ----------------------
amounts that would become due but for the operation of the automatic

                                  Exhibit G-1
stay under Section 362(a) of the U.S. Bankruptcy Code, the operation of Sections 502(b) and 506(b) of the U.S. Bankruptcy Code or the operation of any comparable provisions of laws of countries other than the United States; provided, however,
                                                              --------  -------
that the Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance, fraudulent transfer or other applicable law, and not for any greater amount. This Guaranty constitutes a guaranty of payment and performance when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that the Agent or any Bank exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Guaranteed Borrower (or any other Person) before or as a condition to the obligations of the Guarantor hereunder. The Agent or any Bank may permit the indebtedness of the Guaranteed Borrower to the Agent or any Bank to include indebtedness other than the Guaranteed Obligations, and may apply any amounts received from any source, other than from the Guarantor, to that portion of the Guaranteed Borrower's indebtedness to the Agent or any Bank which is not a part of the Obligations.

          2.2  Currency. Payments hereunder shall be made in the same currency
               --------
as the Guaranteed Obligations so guaranteed. If and to the extent payments hereunder are made in a different currency, payments required hereunder shall be increased to the extent necessary to avoid any loss to the Agent or the Banks on account of any change or changes in the value of such different currency from the currency of the applicable Guaranteed Obligations.

          2.3  Obligations Independent. The obligations hereunder are
               -----------------------
independent of the obligations of the Guaranteed Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether any action is brought against the Guaranteed Borrower or whether the Guaranteed Borrower shall be joined in any such action or actions.

          2.4  Authorization of Renewals, Etc. The Guarantor authorizes the
               ------------------------------
Agent and each Bank, without notice or demand and without affecting its liability hereunder, from time to time:

               (a) to renew, compromise, extend, accelerate or otherwise change the time for payments of, or otherwise change the terms of, the Guaranteed Obligations, including increase or decrease of the rate of interest thereon, or otherwise change the terms of the Credit Agreement or any other Loan Document, as permitted therein;

               (b) to receive and hold security for the payment of this Guaranty or the Guaranteed Obligations and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;

               (c) to apply such security and direct the order or manner of sale thereof as the Agent or any Bank, as the case may be, in its discretion may determine; and

                                  Exhibit G-2

               (d) to release or substitute any one or more of any endorsers or guarantors of the Guaranteed Obligations.

The Guarantor further agrees that the performance or occurrence of any of the acts or events described in clauses (a), (b), (c), and (d) above with respect to indebtedness or other obligations of the Guaranteed Borrower, other than the Guaranteed Obligations, to the Agent or any Bank, shall not affect the liability of the Guarantor hereunder.

          2.5  Waiver of Certain Rights. The Guarantor waives any right to
               ------------------------
require the Agent or any Bank:

               (a)  to proceed against the Guaranteed Borrower or any other
Person;

               (b) to proceed against or exhaust any security for the Guaranteed Obligations or any other indebtedness of the Guaranteed Borrower to the Agent or any Bank; or

               (c) to pursue any other remedy in the Agent's or any such Bank's power whatsoever.

          2.6  Waiver of Certain Defenses. The Guarantor waives any defense
               --------------------------
arising by reason of any disability or other defense of the Guaranteed Borrower or the cessation from any cause whatsoever of the liability of the Guaranteed Borrower, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor relief proceeding, or from any other cause, or any claim that the Guarantor's obligations exceed or are more burdensome than those of the Guaranteed Borrower. The Guarantor waives all rights and defenses arising out of an election of remedies by the Agent, or any Bank, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Guaranteed Obligations, has terminated the Guarantor's rights of subrogation and reimbursement against the Guaranteed Borrower by operation of applicable law, and all rights or defenses the Guarantor may have by reason of protection afforded to the Guaranteed Borrower with respect to the Guaranteed Obligations pursuant to any antideficiency laws or other laws of applicable jurisdiction limiting or discharging the Guaranteed Obligations. The Guarantor waives any benefit of, and any right to participate in, any security or other guaranty now or hereafter held by the Agent or any Bank securing the Guaranteed Obligations.

          2.7  Waiver of Presentments, Etc. The Guarantor waives all
               ---------------------------
presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty and of the existence or creation of new Guaranteed Obligations or any other indebtedness of the Guaranteed Borrower to the Agent or any Bank.

          2.8  Information Relating to the Guaranteed Borrower. The Guarantor
               -----------------------------------------------
acknowledges and agrees that it shall have the sole responsibility for obtaining from the Guaranteed Borrower such information concerning the Guaranteed Borrower's financial

                                  Exhibit G-3
condition or business operations as the Guarantor may require, and that neither the Agent nor any Bank has any duty at any time to disclose to the Guarantor any information relating to the business, operations or financial condition of the Guaranteed Borrower.

          2.9  Right of Setoff.  In addition to any rights and remedies of the
               ---------------
Banks provided by law, if the Guarantor has failed to make any payment due hereunder upon demand, each Bank is authorized at any time and from time to time, without prior notice to the Guarantor, any such notice being waived by the Guarantor to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) (including deposits in other currencies in amounts determined at the Spot Rate on the date of setoff) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Guarantor against any and all obligations of the Guarantor now or hereafter existing under this Guaranty or any other Loan Document, irrespective of whether or not the Agent or such Bank shall have made demand under this Guaranty or any other Loan Document. Each Bank agrees promptly to notify the Guarantor and the Agent after any such set-off and application made by such Bank; provided, however, that the failure
                                           --------  -------
to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 2.9 are in addition to
                                                 -----------
the other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

          2.10 Subordination.  Any obligations of the Guaranteed Borrower to the
               -------------
Guarantor, now or hereafter existing, constituting obligations to the Guarantor as subrogee of the Agent or any Bank or resulting from the Guarantor's performance under this Guaranty, are hereby fully subordinated in time and priority of payment to the Obligations.

          2.11 Reinstatement of Guaranty.  If any payment or transfer of any
               -------------------------
interest in property by the Guaranteed Borrower to the Agent or any Bank in fulfillment of any Guaranteed Obligation is rescinded or must at any time (including after the return or cancellation of this Guaranty) be returned, in whole or in part, by the Agent or any Bank to the Guaranteed Borrower or any other Person, upon the insolvency, bankruptcy or reorganization of the Guaranteed Borrower or otherwise, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior return or cancellation.

          2.12 Powers.  It is not necessary for the Agent or any Bank to inquire
               ------
into the powers of the Guaranteed Borrower or of the officers, directors, partners or agents acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          2.13 Taxes.  (a)  Any and all payments by the Guarantor to each Bank
               -----
or the Agent under this Guaranty shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Guarantor shall pay all Other Taxes.

                                  Exhibit G-4

          (b) If the Guarantor shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

               (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

               (ii)  the Guarantor shall make such deductions and withholdings;

               (iii) the Guarantor shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

               (iv) the Guarantor shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, on request of such Bank after such incurrence, Further Taxes in the amount that the respective Bank determines in good faith as necessary to preserve the after-tax yield such Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

          (c) The Guarantor agrees to indemnify and hold harmless each Bank and the Agent for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Bank determines in good faith as necessary to preserve the after-tax yield such Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted; provided, that the Guarantor shall not be required to indemnify a Bank for any such liability which arose because of the failure of said Bank to make a payment for more than five days after such Bank became aware of the requirement to make such payment. Payment under this indemnification shall be made within 30 days after the date the applicable Bank or the Agent makes written demand therefor.

          (d) Within 30 days after the date of any payment by the Guarantor of Taxes, Other Taxes or Further Taxes, the Guarantor shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

          (e) For purposes of this Section, (i) "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any

                                  Exhibit G-5
political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office in respect of the Credit Agreement; (ii) "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Guaranty; and (iii) "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to this Section.

     3.   Representations and Warranties. The Guarantor represents and warrants
          ------------------------------
to the Agent and each Bank as follows:

          3.1  Existence and Power. The Guarantor (a) is a [corporation] duly
               -------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its [incorporation]; (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under this Guaranty and any other Loan Document to which it is a party; (c) is duly qualified as a foreign corporation, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license except to the extent failure to so qualify would not have a Material Adverse Effect; and (d) is in compliance with all Requirements of Law except to the extent the failure to so comply would not have a Material Adverse Effect.

          3.2  Corporate Authorization; No Contravention. The execution,
               -----------------------------------------
delivery and performance by the Guarantor of this Guaranty and any other Loan Document to which it is party, have been duly authorized by all necessary [corporate] action, and do not and will not (a) contravene the terms of any of the Guarantor's Organic Documents; (b) conflict with or result in any material breach or contravention of, or the creation of any lien under, any document evidencing any material Contractual Obligation to which the Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority to which the Guarantor or its property is subject; or (c) violate any Requirement of Law.

          3.3  Governmental Authorization. No approval, consent, exemption,
               --------------------------
authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Guarantor of this Guaranty or any other Loan Document to which it is a party.

          3.4  Binding Effect.  This Guaranty and each other Loan Document to
               --------------
which the Guarantor is a party constitute the legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                                  Exhibit G-6

          3.5  Regulated Entities. The Guarantor is not subject to any statute
               ------------------
or regulation limiting its ability to incur or guarantee Debt.

     4.   Miscellaneous
          -------------

     4.1  Application of Payments on Guaranty.  All payments required to be made
          -----------------------------------
by the Guarantor hereunder shall, unless otherwise expressly provided herein, be made to the Agent for the account of the Banks at the Administrative Agent's Payment Office. The Agent will promptly distribute to each Bank its share of such payment in like funds as received. Payments received from the Guarantor shall, unless otherwise expressly provided herein, be applied to costs, fees, or other expenses due under the Loan Documents, any interest, any principal due under the Loan Documents and any other Guaranteed Obligations, in such order as the Agent, with the consent of or at the request of the Required Banks, shall determine.

     4.2  Assignments and Participations.  Any Bank may from time to time,
          ------------------------------
without notice to the Guarantor and without affecting the Guarantor's obligations hereunder, transfer its interest in the Guaranteed Obligations to Participants and Assignees as provided in the Credit Agreement. The Guarantor agrees that each such transfer will give rise to a direct obligation of the Guarantor to each such Participant and Assignee and that each such Participant and Assignee shall have the same rights and benefits under this Guaranty as it would have if it were a Bank party to the Credit Agreement and this Guaranty.

     4.3  Loan Document.  This Guaranty is a Loan Document executed and
          -------------
delivered pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

     4.4  Waivers; Writing Required.  No delay or omission by the Agent or any
          -------------------------
Bank to exercise any right under this Guaranty shall impair any such right, nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this Guaranty shall be deemed a waiver of any other breach or default. Any amendment or waiver of any provision of this Guaranty must be in writing and signed by the Guarantor and the Agent, with the written consent of the Required Banks or all of the Banks, in accordance with the terms of Section
10.1 of the Credit Agreement.

     4.5  Remedies.  All rights and remedies provided in this Guaranty and any
          --------
instrument or agreement referred to herein are cumulative and are not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

     4.6  Costs and Expenses.  The Guarantor agrees to pay or reimburse the
          ------------------
Agent and each Bank within five Business Days after demand for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Guaranty (including in

                                  Exhibit G-7
connection with any "workout" or restructuring regarding amounts due under this Guaranty, and including in any insolvency proceeding or appellate proceeding).

     4.7  Severability.  The illegality or unenforceability of any provision of
          ------------
this Guaranty or any instrument or agreement referred to herein shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Guaranty or any instrument or agreement referred to herein.

     4.8  Governing Law and Jurisdiction.  (a)  THIS GUARANTY SHALL BE GOVERNED
          ------------------------------
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY AND ANY OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR, CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.
EACH OF THE GUARANTOR, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE
               --------------------
BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. THE GUARANTOR, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

     4.9  Waiver of Jury Trial.  THE GUARANTOR, THE BANKS AND THE AGENT EACH
          --------------------
WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GUARANTOR, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS

                                  Exhibit G-8

WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

     4.10 Judgment.  If, for the purposes of obtaining judgment in any court, it
          --------
is necessary to convert a sum due hereunder in one currency into another currency, the rate of exchange used shall be that at which in accordance with its normal banking procedures the Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Guarantor in respect of any such sum due from it to the Agent hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in
 -----------------
accordance with the applicable provisions of this Guaranty (the "Agreement
                                                                 ---------
Currency"), be discharged only to the extent that on the Business Day following
--------
receipt by the Agent of any sum adjudged to be so due in the Judgment Currency, the Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agent in the Agreement Currency, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or the Person to whom such obligation was owing against such loss.

     4.11 Entire Agreement.  This Guaranty (a) integrates all the terms and
          ----------------
conditions mentioned herein or incidental hereto, (b) supersedes all oral negotiations and prior writings with respect to the subject matter hereof, and
(c) is intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in this Guaranty and any such instrument, agreement and document and as the complete and exclusive statement of the terms agreed to by the parties.

          IN WITNESS WHEREOF, the Guarantor has executed this Guaranty by its duly authorized officers as of the day and year first above written.


                              [GUARANTOR]


                              By____________________________________
                              Name:
                              Title:

                                  Exhibit G-9

                                   EXHIBIT H

                       FORM OF SUBORDINATION PROVISIONS


     SECTION ____.1  Definitions. The following terms when used in this
                     -----------
Section     shall, except where the context otherwise requires, have the
-----------
following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

          "Agent" means the administrative agent under the Credit Agreement, together with any successors or assigns.

          "Bank" means each financial institution that is a signatory to the Credit Agreement.

          "Borrower" means ___________, a ___________ corporation.

          "Credit Agreement" means the Multicurrency Credit Agreement, dated as of July 31, 2000 among APW LTD., and APW North America, INc., APW Holding Denmark APS, various financial institutions, Bank One, NA as Syndication Agent, The Chase Manhattan Bank, as Documentation Agent, and Bank of America, National Association, as Administrative Agent, as the same may at any time be amended, restated, modified, supplemented or refinanced.

          "Junior Creditor" means a holder of a Junior Liability.

          "Junior Liabilities" means all Liabilities of the Borrower to the Parent or any Subsidiary of the Parent.

          "Liabilities" means all Debt of the Borrower, however created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due.

          "Loan Documents" means the Credit Agreement, all notes, all guaranties, all fee letters, all letters of credit applications and all other documents delivered to the Agent and the Bank in connection therewith.

          "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Borrower or Guarantor arising under the Credit Agreement or any other Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement of any proceeding under any debtor relief laws by or against any Borrower, Guarantor or any Subsidiary or Affiliate thereof.

          "Person" means any natural person, corporation, partnership, trust, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity, whether acting in an individual, fiduciary or other capacity.

          "Post-Commencement Interest and Expense Claims" means any and all claims arising after the commencement of any bankruptcy, insolvency, receivership or similar proceeding for interest on Senior Liabilities at the rate (including any applicable post-default rate) set forth in the instrument evidencing or agreement governing such Senior Liabilities or for expense reimbursement or indemnification on the terms set forth in such instrument or agreement, whether or not such claims are enforceable, allowable or allowed in such bankruptcy, insolvency, receivership or similar proceeding and even if such claims are not enforceable or allowed therein.

          "Senior Liabilities" means the Obligations plus the Post-Commencement Interest and Expense Claims.

     All capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     SECTION ___.2   Agreement to Subordinate.  The Borrower and the Junior
                     ------------------------
Creditors agree that the Junior Liabilities are subordinated in right of
payment, to the extent and in the manner provided in this Section    , to the
                                                          -----------
prior payment in full in cash of all Senior Liabilities (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of the Senior Liabilities.

     SECTION ___.3   Liquidation; Dissolution; Bankruptcy.  Upon any
                     ------------------------------------
distribution of assets of the Borrower or upon any dissolution, winding up, total or partial liquidation or reorganization of the Borrower, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or similar proceeding or upon assignment for the benefit of creditors or any marshaling of the Borrower's assets and liabilities:

          a. the holders of all Senior Liabilities shall first be entitled to receive payment in full of all Senior Liabilities (including Post-Commencement Interest and Expense Claims) before the Junior Creditors are entitled to receive any payment on account of the principal of, premium, if any, and interest on the Junior Liabilities or any undertaking in respect to the Junior Liabilities; and

          b. any payment or distribution of assets of the Borrower of any kind or character from any source, whether in cash, property or securities, to which the Junior Creditors would be entitled (by set-off or otherwise),
     except for this Section     shall be paid by the liquidating trustee or
                     -----------
     agent or other Person making such a payment or distribution directly to the holders of such Senior Liabilities or their representatives to the extent necessary to make payment in full of all such Senior Liabilities (including Post-Commencement Interest and Expense Claims) remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of Senior Liabilities.

     SECTION ___.4   Default on Senior Liabilities.  No payment (by set-off or
                     -----------------------------
otherwise) may be made by or on behalf of the Borrower, on account of the principal of, premium, if any, or interest on the Junior Liabilities (including any repurchases of Junior Liabilities), or on account of any redemption provisions of the Junior Liabilities or any undertaking in respect of the Junior Liabilities, for cash or property, (i) upon the maturity of any Senior Liabilities, by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and the interest on and fees and other amounts in respect of such Senior Liabilities are paid in full, or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on or fee or other amount in respect of Senior Liabilities, when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

     Upon the happening of an Event of Default (other than a Payment Default) that permits the holders of Senior Liabilities to declare such Senior Liabilities to be due and payable, then, unless and until such Event of Default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of the Borrower, on account of the principal of, premium, if any, or interest on or other amount owing in respect of the Junior Liabilities (including any repurchases of any of the Junior Liabilities), or on account of any redemption provisions of the Junior Liabilities or any undertaking in respect of the Junior Liabilities.

     SECTION ___.5   Acceleration of Junior Liabilities.  If payment of the
                     ----------------------------------
Junior Liabilities is accelerated because of default, the Borrower shall promptly notify holders of Senior Liabilities of the acceleration.

     SECTION ___.6   When Distributions Must Be Paid Over.  In the event that,
                     ------------------------------------
notwithstanding the other provisions of this Agreement, the Junior Creditors receive any payment or distribution of the Junior Liabilities when such payment
or distribution is prohibited by this Section    , such payment or distribution
                                      -----------
shall be held by the Junior Creditors in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Liabilities remaining unpaid or unprovided for or their representative ratably according to aggregate principal amounts remaining unpaid on account of such Senior Liabilities held or represented by each, for application to the payment of all obligations with respect to Senior Liabilities remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Obligations and Post-Commencement Interest and Expense Claims in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Liabilities.

     SECTION ___.7   Subrogation.  After all Senior Liabilities are paid in full
                     -----------
and until the Junior Liabilities are paid in full, Junior Creditors shall be subrogated (equally and ratably with all other indebtedness pari passu with the Junior Liabilities) to the rights of holders of Senior Liabilities to receive distributions applicable to Senior Liabilities to the extent that distributions otherwise payable to the Junior Creditors have been applied to the payment of
Senior Indebtedness.  A distribution made under this Section     to holders of
                                                     -----------
Senior Liabilities that otherwise would have been made to Junior Creditors is not, as between the Borrower and the Junior Creditors, a payment by the Borrower on the Junior Liabilities. No holder of Senior Liabilities shall be obligated to create, warrant, preserve or protect any such subrogation right or shall suffer any loss or diminution of its rights hereunder if for any reason (including, without limitation, the lack of enforceability or disallowance of any Post-Commencement Interest and Expense Claim) such right of subrogation is not available to any Junior Creditor.

     SECTION ___.8   Relative Rights. This Section      defines the relative
                     ---------------       -----------
rights of Junior Creditors and holders of Senior Liabilities. Nothing in this section shall:

          (1) impair, as between the Borrower and the Junior Creditors, the obligation of the Borrower, which is absolute and unconditional, to pay principal of (and premium, if any) and interest on the Junior Liabilities in accordance with their terms;

          (2) affect the relative rights of the Junior Creditors and creditors of the Borrower other than their rights in relation to holders of Senior Liabilities; or

          (3) prevent the Junior Creditors from exercising their available remedies, subject to the rights of holders of Senior Liabilities to receive distributions and payments otherwise payable to the Junior Creditors.

     SECTION ____.9  Subordination May Not Be Impaired By Borrower.  No right of
                     ---------------------------------------------
any holder of Senior Liabilities to enforce the subordination of the Junior Liabilities shall be impaired by any act or failure to act by the Borrower or any holder of Senior Liabilities or by the failure of the Borrower or any Junior
Creditor to comply with this Section     .
                             ------------

     Without in any way limiting the generality of the foregoing paragraph, the holders of the Senior Liabilities may, at any time and from time to time, without the consent of or notice to the Junior Creditors, without incurring responsibility to the Junior Creditors and without impairing or releasing the
subordination provided in this Section    or the obligations hereunder of the
                               ----------
Junior Creditors to the holders of Senior Liabilities, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time or payment of, or renew or alter, Senior Liabilities or any instrument evidencing the same or any agreement under which Senior Liabilities are outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Liabilities; (c) release any Person in any manner for the collection of Senior Liabilities; and

(d) exercise or refrain from exercising any rights against the Borrower or any other Person; provided, however, that in no event shall any such actions limit
              --------  -------
the right of the Junior Creditors to take any action to accelerate the maturity of the Junior Liabilities in accordance with the provisions thereof or to pursue any rights or remedies under the documents evidencing the Junior Liabilities or under applicable laws if the taking of such action does not otherwise violate the terms of this Section .
              -----------

     SECTION ___.10  Amendments.  The provisions of this Section     shall not
                     ----------                          -----------
be amended or modified in a manner adverse to the holders of Senior Liabilities without the written consent of the holders of all Senior Liabilities.

     SECTION ____.11  Governing Law; Severability of Provisions.  This
                      -----------------------------------------
Section   shall be construed in accordance with and governed by the internal
----------
laws of the State of Illinois. Wherever possible, each provision of this
Section     shall be interpreted in such manner as to be effective and valid
-----------
under applicable law, but if any provision of this Section     shall be
                                                   -----------
prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder
of such provision or the remaining provisions of this Section     .
                                                      ------------